EXHIBIT  4.2   Credit Agreement dated as of December 5, 1997 by and
                    among J & J Snack Foods Corp. and Certain of its Subsidiaries, as borrowers, Mellon Bank, N.A. and Corestates Bank, N.A., as lenders, and Mellon Bank, N.A. as Administrative Agent















                                 CREDIT AGREEMENT
                            dated as of December 5, 1997
                                    by and among

                             J & J SNACK FOODS CORP. and
                     CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,
              MELLON BANK, N.A. and CORESTATES BANK, N.A., AS LENDERS,
                   and MELLON BANK, N.A., AS ADMINISTRATIVE AGENT





























          PR\79666\1
                                      -1-







          Exhibits
          A-1       RC Note                          DBR to Provide
          A-2       Term Note                        DBR to Provide
          B         Borrowing Notice                 DBR to Provide
          C         Prepayment Notice                DBR to Provide
          D         LIBO Rate Selection Notice       DBR to Provide
          E         Officer's Certificate            DBR to Provide
          F         Assignment and Acceptance        DBR to Provide
          G         Joinder Supplement               DBR to Provide

          Schedules
          1.1       Lender's Commitments             Banks to Provide
          4.1(a)    Jurisdictions                    BRCM to Provide
          4.1(n)    Property Owned or Leased         BRCM to Provide
          4.1(p)    ERISA Matters                    BRCM to Provide
          5.10      Joining Subsidiaries as
                    Borrower                         DBR to Provide
          7.1       Remaining Indebtedness           BRCM to Provide
          7.2       Permitted Liens                  BRCM to Provide
          7.4       Acquisitions Conditions          DBR to Provide
          7.5       Anticipated Transfer             BRCM to Provide
































          PR\79666\1
                                      -2-


                                  CREDIT AGREEMENT

                    THIS CREDIT AGREEMENT, dated as of December 5, 1997, by and among J & J SNACK FOODS CORP., a New Jersey corporation (together with its successors, "J & J"), the Subsidiaries of J & J referred to on the signature pages hereto and such other Subsidiaries of J & J which may from time to time become Borrowers hereunder in accordance with the provisions hereof (collectively with J & J, the "Borrowers"), MELLON BANK, N.A., a national banking association (together with its successors and assigns, "Mellon") and CORESTATES BANK, N.A., a national banking association (together with its successors and assigns "CoreStates"; and CoreStates and Mellon, together with other lender parties hereto from time to time pursuant to Section 12.9 below and their successors and assigns, the "Lenders"), MELLON BANK, N.A., a national banking association, as Administrative Agent for itself and for the Lenders hereunder (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"). Certain terms used herein are defined in Article 11 below.
                            W I T N E S S E T H   T H A T
                    WHEREAS, J & J, ICEE USA CORP., a Delaware corporation, a Subsidiary of J & J and a Borrower hereunder ("IUC"), and COCA-COLA FINANCIAL CORPORATION, a Delaware corporation ("CCFC") entered into an Assignment and Sale Agreement dated October 20, 1997 (the "Assignment") whereby CCFC will sell to IUC and IUC will purchase from CCFC a Zero Coupon Convertible Subordinated Note (the "NIC Note") due December 23, 1999, in the principal amount of $1,609,359.00 issued by National ICEE Corporation ("NIC") together with related rights as set forth in the Assignment; and
                    WHEREAS, J & J and IUC intend to exercise certain rights acquired under the Assignment in order to acquire all of the outstanding capital stock of NIC; and
                    WHEREAS, J & J has requested that the Lenders extend the Loans to the Borrowers for the purposes described herein; and
                    WHEREAS, the Lenders have agreed to extend the Loans to the Borrowers on the terms and conditions described herein.
                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows.





                                      ARTICLE 1

                                   CREDIT FACILITY

          1.1  COMMITMENT TO LEND.

                    (a) Term Loan. Upon the terms and subject to the conditions of this Agreement, each Lender agrees to make, on the Closing Date, a Loan (a "Term Loan") to the Borrowers in the amount of such Lender's Term Loan Commitment. The total amount of the Term Loan Commitment of all Lenders on the Agreement Date is $40,000,000.00.

                    (b) Revolving Credit Loans. Upon the terms and subject to the conditions of this Agreement, each Lender agrees to make, from time to time during the period from and including the Closing Date to but excluding the RC Maturity Date, one or more Loans ("RC Loans") to the Borrowers in an aggregate unpaid principal amount not exceeding at any time such Lender's RC Commitment at such time; provided, however, that the Borrowers shall not request, and the Lenders shall have no obligation to make, any RC Loans at any time in excess of the Available RC Commitment. The total amount of the RC Commitment of all Lenders on the Agreement Date is $30,000,000.00.



               1.2  JOINT AND SEVERAL OBLIGATIONS.

                    WHETHER OR NOT EXPRESSLY STATED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ALL OBLIGATIONS OF THE BORROWERS (OR OF ANY BORROWER) HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT (WHETHER IN CONNECTION WITH LOANS OR OTHER OBLIGATIONS) ARE JOINT AND SEVERAL OBLIGATIONS OF ALL BORROWERS.

               1.3  MANNER OF BORROWING.

                    (a) Notice of Borrowing. J & J (on behalf of the Borrowers) shall give the Administrative Agent notice (which shall be irrevocable), in the case of Prime Rate Loans, no later than 12:00 p.m. (Philadelphia, Pennsylvania time) on the Business Day for the making of such Loans and, in the case of LIBO Rate Loans, 12:00 p.m. (Philadelphia, Pennsylvania, time) three Business Days before the requested date for the making of such Loans. Each such notice shall be in the form of Exhibit B hereto and shall specify (i) whether the requested Loans are to be Term Loans or RC Loans, (ii) the requested date for the making of such Loans which date shall be a Business Day, (iii) the Type or Types of Loans requested and (iv) the amount of each such Type of Loan, which amount shall be $1,000,000.00 or any integral multiple of $500,000.00 in excess thereof (except that in the case of RC Loans, the amount of the requested Loan may be less if the amount requested is equal to the total Available RC Commitment). Upon receipt of any such notice, the Administrative Agent shall

          PR\79666\1
                                      -2-





          promptly notify each applicable Lender of the contents thereof and of the amount and Type of each Loan to be made by such Lender on the requested date specified therein.

                    (b) Funding by Lenders. Not later than 3:00 p.m. (Philadelphia, Pennsylvania time) on each requested date for the making of Loans, each Lender shall make available to the Administrative Agent, in Dollars and in funds immediately available to the Administrative Agent at the office designated by the Administrative Agent, the Loans to be made by such Lender on such date, provided however that if a Lender does not receive timely notice from the Administrative Agent as set forth in paragraph (a) above, such Lender shall fund the required amount promptly upon receipt of such notice. The obligations of the Lenders hereunder are several; accordingly, any Lender's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but the latter shall not be liable for the former's failure.

                    (c) Permitted Assumption as to Funding. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 p.m. (Philadelphia, Pennsylvania time) on the requested date for the making of any Loan that such Lender will not make available to the Administrative Agent the Loan requested to be made by it on such date, the Administrative Agent may assume that such Lender has made such Loan available. The Administrative Agent in its sole discretion and in reliance upon such assumption, may make available to the Borrowers on the requested date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have made available to the Administrative Agent the Loans requested to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, (i) such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrowers until the date such amount shall have been paid in full to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate, and (ii) the Administrative Agent shall be entitled to all interest payable by Borrowers on such amount for the period commencing on the date such amount was advanced by the Administrative Agent to but not including the date on which such amount is received by the Administrative Agent from such Lender. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Required Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Without limiting any obligations of any Lender pursuant to this paragraph
          (c), if such Lender does not pay such corresponding amount

          PR\79666\1
                                      -3-





          promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall notify J & J (on behalf of the Borrowers) and the Borrowers shall promptly repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates on such Loans.

                    (d) Disbursements of Funds to Borrowers. All amounts made available to the Administrative Agent in accordance with paragraph (b) above shall be disbursed by the Administrative Agent promptly but in any event not later than 4:00 p.m. (Philadelphia, Pennsylvania time) on the requested date therefor in Dollars, in funds immediately available to the Borrowers by crediting such amount to an account of J & J at the Administrative Agent's Domestic Lending Office or in such other manner as may be agreed to by J & J and the Administrative Agent.



               1.4  SCHEDULED REPAYMENTS.

                    (a) Term Loans. The Term Loans shall mature and become due and payable and shall be repaid by the Borrowers in monthly installments, payable on successive Monthly Payment Dates commencing on January 30, 1998, and ending on the Term Loan Maturity Date (whether or not such date would otherwise be a Monthly Payment Date). Each such installment shall be in an amount equal to $666,666.67, provided that the final installment shall be in an amount equal to the aggregate amount of the Term Loans then outstanding.

                    (b) RC Loans. The aggregate outstanding principal amount of the RC Loans shall mature and become due and payable, and shall be repaid by the Borrowers, on the RC Maturity Date.



               1.5  VOLUNTARY PREPAYMENTS.

                    (a) Optional Prepayments. The Borrowers may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but with any payment required under Section 2.4 (Breakage)), except that any optional partial prepayment (other than a prepayment of all outstanding RC Loans) shall be in an aggregate principal amount of $500,000.00 or any integral multiple of $250,000.00 in excess thereof. Amounts to be so prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment delivered pursuant to paragraph (b) of this Section 1.5 together with interest thereon as provided in Section 1.8 (Interest) and together with any payment required under Section 2.4 (Breakage).

                    (b)  Application and Timing of Prepayments.


          PR\79666\1
                                      -4-





                              (i)  Notice.  The Borrowers shall give the
          Administrative Agent notice of each prepayment of Loans, which notice, in the case of a prepayment of Prime Rate Loans, shall be given no later than 1:00 p.m. (Philadelphia, Pennsylvania time) one (1) Business Day before and, in the case of a prepayment of LIBO Rate Loans, no later than 12:00 P.M. (Philadelphia, Pennsylvania, time) three (3) Business Days before, the date of such prepayment. Each such notice of prepayment shall be in the form of Exhibit C hereto and shall specify (i) the date such prepayment is to be made and (ii) whether the Loans to be prepaid are Term Loans or RC Loans, and (iii) the amount and Type and, in the case of any LIBO Rate Loan, the last day of the applicable Interest Period for the Loan to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

                              (ii) Timing and Application of Voluntary
          Prepayments. Any voluntary prepayments pursuant to paragraph (a) of this Section 1.5 shall be applied in the following order unless otherwise directed by the Borrowers:

                              (A)  First, prepayments shall be applied
                         against any amounts due and payable in respect of the Loan Obligations.

                              (B)  Second, prepayments shall be applied
                         against the RC Loans but with no corresponding reduction in the amount of the RC Commitment unless otherwise specified by J & J (on behalf of the Borrowers.

                              (C)  Third, prepayments shall be applied
                         against the Term Loans, applied to each of the respective remaining installments thereof in inverse order of their maturity.

          Any excess shall be applied to any other amounts owing in respect of the Loan Obligations and, if all such Loan Obligations have been then paid in full, then any excess amount shall be returned to J & J (on behalf of the Borrowers) or as otherwise required by applicable Law.
                    (c) Certain Provisions Respecting Prepayments Generally. Prepayments shall be subject to the interest payment provisions, as applicable, set forth in Section 1.8 and the breakage indemnity provisions, as applicable, set forth in
          Section 2.4 below.



               1.6  PAYMENTS BY THE BORROWERS IN GENERAL.

                    (a) Time, Place and Manner. All payments due to the Administrative Agent under the Loan Documents shall be made to the Administrative Agent at the office designated by the

          PR\79666\1
                                      -5-





          Administrative Agent on the signature pages hereto or to such other Person or at such other address as the Administrative Agent may designate by written notice to J & J on behalf of the Borrowers. All payments due to any Lender under the Loan Documents, whether made to the Administrative Agent or directly to a Lender, shall be made for the account of, in the case of payments in respect of LIBO Rate Loans, such Lender's Eurodollar Lending Office and, in the case of all other payments, such Lender's Domestic Lending Office. Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day; provided, however, that the failure of the Borrowers to make any such payment by such time shall not constitute a Default hereunder so long as such payment is received no later than 3:00 p.m. (Philadelphia, Pennsylvania time) on such day, but any such payment received later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrowers.

                    (b)  No Reductions.  All payments due to the
          Administrative Agent or any Lender under this Agreement and the other Loan Documents, shall be made by the Borrowers without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

                    (c) Authorization to Charge Accounts. The Borrowers hereby authorize each Lender Party, each participant and each Affiliate of each Lender Party if and to the extent any amount payable by the Borrowers under the Loan Documents (whether payable to such Person or to any other Lender Party) is not otherwise paid when due, to charge such amount against any or all of the demand deposit or other accounts of any Borrower with such Person (whether maintained at a branch or office located within or without the United States), with the Borrowers remaining jointly and severally liable for any deficiency. The Person so charging any such account shall give the relevant Borrower prompt notice thereof, but any failure to give or delay in giving such notice shall not affect such Person's right to effect such charge. Such charging of accounts shall be subject to the provisions of Section 12.18 hereof.

                    (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Administrative Agent or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such

          PR\79666\1
                                      -6-





          payment shall instead be due on the next succeeding Business Day unless, in the case of a payment of the principal of LIBO Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the due date for any payment under the Loan Documents is extended (whether by operation of any Loan Document, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

                    (e) Disbursement of Payments to Lenders. The Administrative Agent shall promptly distribute to each applicable Lender Party its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of such Lender Party by crediting an account of such Lender Party at the Administrative Agent's office or by wire transfer to an account of such Lender Party at an office of any other commercial bank located in the United States or at any Federal Reserve Bank designated by such Person. Unless the Administrative Agent shall have received notice from J & J (on behalf of the Borrowers) prior to the date on which any payment is due to any Lender Parties under the Loan Documents that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, cause to be distributed to each applicable Lender Party on such due date, a corresponding amount with respect to the amount then due to such Person. If and to the extent that the Borrowers shall not have so made such payment in full to the Administrative Agent, and the Administrative Agent shall have so distributed to such Lender or Lenders a corresponding amount, such Lender Parties shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date the such Person repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate. Moreover, any Lender Party that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Required Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Nothing in this Section 1.6 shall relieve the Borrowers from any payment obligations.

                    (f) Breakage Costs on LIBO Rate Loans. Any repayment or prepayment of a LIBO Rate Loan made on a day other than the last day of the applicable Interest Period therefor shall be subject to payments in respect of breakage costs as required to be paid in respect thereof pursuant to Section 2.4 below.



          PR\79666\1
                                      -7-






               1.7  REDUCTIONS OF RC COMMITMENT.

                    (a) Optional Reductions. The Borrowers may reduce the RC Commitment by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 11:00 a.m. (Philadelphia, Pennsylvania, time) on the third Business Day before the requested date of such reduction, provided, that each partial reduction thereof shall be in an amount equal to $5,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof and,provided, further, that no reduction shall reduce the RC Commitment to an amount less than the aggregate of the principal amount of all RC Loans outstanding on such date (after giving effect to any repayment or prepayment of RC Loans made on or prior to such date). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount (based on a pro rata reduction to each Lender's RC Commitment) to which such Lender's RC Commitment is to be reduced.

                    (b) No Reinstatement of RC Commitment. All reductions of the RC Commitment are permanent and the RC Commitment cannot be restored without the written consent of all Lenders.



               1.8  INTEREST.

                    (a) Interest Rates in General. Subject to the terms and conditions of this Agreement, each Loan, at the option of the Borrowers, shall bear interest on the outstanding principal amount thereof until paid in full at a rate per annum equal to
          (i) the Prime Rate as in effect from time to time or (ii) the applicable LIBO Rate for a specified Interest Period plus in the case of clause (ii) the Applicable Margin.

                    (b) Election of LIBO Rate. Unless otherwise designated by the Borrowers as a LIBO Rate Loan in accordance with this paragraph (b), each Loan shall be deemed to be a Prime Rate Loan as more fully set forth below.

                              (i)  Prime Rate Unless Otherwise Designated.
           Prime Rate Loans shall continue as Prime Rate Loans unless and until such Loans are converted into Loans of another Type. LIBO Rate Loans for any Interest Period shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Prime Rate Loans unless J & J (on behalf of the Borrowers) shall have given the Administrative Agent notice in accordance with clause (ii) below requesting that such Loans continue as LIBO Rate Loans for another Interest Period of a specified duration.



          PR\79666\1
                                      -8-





                              (ii) Election of LIBO Rate.  To elect a LIBO
          Rate, J & J (on behalf of the Borrowers) shall give the Administrative Agent notice (which shall be irrevocable) no later than 12:00 p.m. (Philadelphia, Pennsylvania, time) three (3) Eurodollar Business Days before the requested date of the funding, conversion or continuation which date shall be a Eurodollar Business Day. Each such notice shall be in the form of Exhibit D hereto and shall specify (A) the requested date of such funding, conversion or continuation, (B) whether the subject Loan is a new advance or an existing Loan that is to be converted or continued, (C) in the case of any LIBO Rate Loan being continued, the last day of the current Interest Period, (D) whether such Loan is to be a Term Loan, or an RC Loan and (E) the amount of, and the desired Interest Period for, the Loan subject to such LIBO Rate election,provided that the Borrowers shall not be entitled to select an Interest Period for any Loan which shall end on a date later than the Maturity Date applicable to such Loan. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

                              (iii)LIBO Rate Suspended During Event of
          Default. Notwithstanding anything to the contrary contained in clauses (i) or (ii) of this paragraph (b), so long as an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, at the request of the Required Lenders, shall) notify J & J (on behalf of the Borrowers) that Loans may only be converted into or continued upon the expiration of the applicable current Interest Period therefor as Prime Rate Loans or Loans of such specified Types as shall be acceptable to the Required Lenders. Thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than Prime Rate Loans or one or more of such specified Types.

                              (iv) Limitation on Types of Loans.
          Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall borrow, prepay, convert and continue Loans in a manner such that (A) unless otherwise agreed to by the Administrative Agent, the aggregate principal amount of LIBO Rate Loans of the same Type shall, at all times, be not less than $1,000,000.00 and (B) there shall be, at any one time, no more than the number of Interest Periods specified below in effect for each Loan:

       ?????             Maximum No. of
                         Interest Periods 			Loan

                         five (5)                           RC Loans
                         three (3)                          Term Loan


                              (v)  Flexibility as to Source.  Each Lender
          may fund LIBO Rate Loans from any source that such Lender deems

          PR\79666\1
                                      -9-





          (in its sole discretion) appropriate without loss of any rights hereunder.

                    (c) Interest Payment Dates. Interest shall be payable, (i) in the case of Prime Rate Loans, monthly in arrears on each Monthly Payment Date, (ii) in the case of LIBO Rate Loans, on the last day of each applicable Interest Period (and, in the case of any LIBO Rate Loan having an Interest Period longer than three months, on each three month anniversary of the first day of such Interest Period) and (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, upon mandatory prepayment, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted.

                    (d) Default Rate. At any time that an Event of Default shall have occurred and shall be continuing, any amount payable hereunder and under each other Loan Document shall bear interest (whether before or after judgment), payable on demand, at a rate per annum equal to the applicable Default Rate.


               1.9  FEES.

                    (a) Commitment Fees. The Borrowers shall pay to the Administrative Agent, for the account of each Lender, a commitment fee calculated at a rate per annum equal to 0.25% on the daily unused amount of such Lender's RC Commitment for each day from and including the Closing Date to but excluding the RC Maturity Date. The commitment fee shall be payable in arrears
          (i) on successive Quarterly Payment Dates beginning with the first Quarterly Payment Date after the Closing Date, (ii) on the date of any reduction of the RC Commitment (to the extent accrued and unpaid on the amount of such reduction) and (iii) on the RC Maturity Date.

                    (b) Other Fees. The Borrowers shall pay to the Administrative Agent for the sole account of the Administrative Agent, an annual Administrative Agent's fee as have been or may be agreed to in writing by the Borrowers or any of them and the Administrative Agent in connection with this Agreement and the transactions contemplated by this Agreement.



               1.10 COMPUTATION OF INTEREST AND FEES. Interest and commitment fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest and commitment fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.




          PR\79666\1
                                      -10-





               1.11 PROMISSORY NOTES; RECORDS OF ACCOUNT. Each Lender's Loans and the Borrowers' joint and several obligations to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the Register and other records of the Administrative Agent and such Lender and, in the case of Term Loans, a single Term Note payable to the order of such Lender, and in the case of RC Loans, a single RC Note payable to the order of such Lender. The records of each Lender shall be prima facie evidence of such Lender's Loans and, in each case, of accrued interest thereon and all payments made in respect thereto. In the event that there is any dispute concerning the amount of any such obligations, the amount of each Lender's Commitment with respect to RC Loans and Term Loans and the amount of outstanding Loan Obligations of each and every Type shall at all times be ascertained from the records of the Administrative Agent, including the Register, all of which shall be conclusive absent manifest error.



               1.12 PRO RATA TREATMENT. Except to the extent otherwise provided herein, (a) Term Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Lenders pro rata in accordance with their respective Commitments and interest in Term Loans; and (b) RC Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Lenders pro rata in accordance with their respective RC Commitments and interest in RC Loans.



               1.13 TAXES ON PAYMENTS.

                    (a) Taxes Payable by the Borrowers. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrowers in connection with, any payment due to the Administrative Agent or any Lender that is not a "United States Person" (as such term is defined in Section 7701(a)(30) of the Code), the Borrowers (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) except in the case of any Bank Tax, shall pay to such Lender or the Administrative Agent such additional amounts as may be necessary so that the net amount received by such Person with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrowers in connection with, any payment due to any Lender or the Administrative Agent hereunder, the Borrowers shall furnish to such Person the original or a certified copy of a receipt (if any) for such Tax from the applicable taxing authority or other evidence of payment thereof satisfactory to such Person within 30 days after the date of such payment (or, if such receipt shall

          PR\79666\1
                                      -11-





          not have been made available by such taxing authority within such time, the Borrowers shall use reasonable efforts to promptly obtain and furnish such receipt). If the Borrowers fail to pay any such Taxes when due to the appropriate taxing authority or fail to remit to any Lender or the Administrative Agent the required receipts or other evidence of payment thereof satisfactory to such Person, the Borrowers shall indemnify such Person for any Taxes, interest, penalties or additions to Tax that may become payable by such Person as a result of any such failure.

                    (b) Taxes Payable by any Lender or the Administrative Agent. The Borrowers shall, promptly upon request by any Lender or the Administrative Agent that is not a United States Person, pay to such Person an amount equal to (i) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to the preceding paragraph (a)) payable by such Person with respect to any payment due to such Person hereunder and (ii) all Taxes (other than Bank Taxes) payable by such Person as a result of payments made by the Borrowers (whether made to a taxing authority or to such Person pursuant to the preceding paragraph
          (a) or this paragraph (b)).

                    (c) Credits and Deductions. If any Lender or the Administrative Agent is, in its sole opinion, able to apply for any refund, offset, credit, deduction or other reduction in Taxes by reason of any payment made by the Borrowers under the preceding paragraphs (a) or (b), such Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to obtain such refund, offset, credit, deduction or other reduction and, upon receipt thereof, will pay to the Borrowers such amount, not exceeding the increased amount paid by the Borrowers, as is equal to the net after-tax value to such Lender or the Administrative Agent, in its sole opinion, of such part of such refund, offset, credit, deduction or other reduction as it considers to be allocable to such payment by the Borrowers, having regard to all of such Person's dealings giving rise to similar refunds, offsets, credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that if such Person has made a payment to the Borrowers pursuant to this paragraph (c) and the applicable refund, offset, credit, deduction or other reduction in Tax is subsequently disallowed, the Borrowers shall, promptly upon request by the Administrative Agent or such Lender refund to such Person that portion of such payment determined by such Person, in its sole opinion, relating to such disallowance; and provided, further that (i) the Administrative Agent or such Lender, as the case may be, shall not be obligated to disclose to the Borrowers any information regarding its Tax affairs or computations and (ii) nothing in this paragraph (c) shall interfere with the right of such Person to arrange its Tax affairs as it deems appropriate.



          PR\79666\1
                                      -12-





                    (d) Exemption from U.S. Withholding Taxes. Each Lender that is not a United States Person shall submit to the Borrowers and the Administrative Agent, on or before the fifth day prior to the first Monthly Payment Date occurring after the Closing Date (or, in the case of a Person that is not a United States Person and that became a Lender by assignment, promptly upon such assignment), two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement and the Loans, (B) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement and the Loans or (C) in the case of a Lender Party that is claiming an exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" two accurate and complete signed original Forms W-8 (or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes) and, if such Lender Party delivers such Forms W-8 (or successor form), two signed certificates that such Lender Party is not (1) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (2) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Borrower and
          (3) is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Internal
          Revenue Code), as appropriate,   Each such Lender shall, from
          time to time after submitting either such form, submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or any successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (A) requested in writing by the Borrowers or the Administrative Agent and (B) appropriate under the circumstances and under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender pursuant to this Agreement or the Loans. Upon the request of the Borrowers or the Administrative Agent, each Lender that is a United States Person shall submit to the Borrowers and the Administrative Agent a certificate to the effect that it is a United States Person.

                    (e) Obligations under this Section 1.13 shall survive payment of the Loans.


               1.14 REGISTERED NOTES AND LOANS.

                    (a) Request for Registration. Any Lender may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to register such Loans as provided in
          Section 1.14(c) and to issue such Lender's Note(s), evidencing

          PR\79666\1
                                      -13-





          such Loans, or to exchange such Note(s) for new Note(s), registered as provided in Section 1.14(c) (each, a "Registered Note"). A Registered Note may not be exchanged for a Note that is not in registered form. A Registered Note shall be deemed to be and shall be a Note for all purposes of this Agreement and the other Loan Documents.

                    (b) Delivery of Tax Forms. Each Non-U.S. Lender that requests or holds a Registered Note pursuant to Section 1.14(a) or registers its Loans pursuant to Section 1.14(a) (a "Registered Lender") (or, if such Registered Lender is not the beneficial owner thereof, such beneficial owner) shall deliver to J & J (on behalf of the Borrowers) (with a copy to the Administrative Agent) prior to or at the time such Non-U.S. Lender becomes a Registered Lender, the applicable form described in Section 1.13(d) (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States) together with an annual certificate stating that such Registered Lender or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code.
           Each Registered Lender or beneficial owner, as the case may be, shall promptly notify J & J (on behalf of the Borrowers) (with a copy to the Administrative Agent) if at any time such Registered Lender or beneficial owner, as the case may be, determines that it is no longer in a position to provide such previously delivered certificate to the Borrowers (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes).

                    (c) Registration of Loans. The Administrative Agent, acting, for this purpose, as agent of the Borrowers, shall, upon request of any Registered Lender, enter in the Register the name, address and taxpayer identification number (if provided) of the Registered Lender or beneficial owner, as the case may be. In addition to the requirements of Section 12.9 (Successors and Assigns), a Registered Note and the Loans evidenced thereby (or such Loans pending delivery of such Registered Note) or any other Loans registered pursuant to Section 1.14(a) above may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and/or the Loans so registered on the Register (and each such Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and such Registered Note shall be registered on the Register only upon compliance with the provisions of Section 12.9 and, in the case of Registered Notes, surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer fully executed by) the Registered Lender thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than all of such Registered Notes is


          PR\79666\1
                                      -14-





          thereby being assigned or transferred, the assignor or transferor.





















































          PR\79666\1
                                      -15-





                                      ARTICLE 2

                       YIELD PROTECTION AND BREAKAGE INDEMNITY

               2.1 MANDATORY SUSPENSION AND CONVERSION OF LIBO RATE LOANS. Any Lender's obligations to make, continue or convert into LIBO
          Rate Loans of any Type shall be suspended, all such Lender's outstanding Loans of such Type shall be converted into Prime Rate Loans on the last day of their applicable Interest Periods (or, in the case of clause (c) below, on the last day such Lender may lawfully continue to maintain Loans of such Type if earlier, or, in the case of clause (d) below, on the day determined by such Lender to be the last Business Day before the effective date of the applicable restriction), and all pending requests for the making or continuation of or conversion into Loans of such Type by such Lender shall be deemed requests for Prime Rate Loans, if:

                    (a) on or prior to the date required for the determination of a LIBO Rate for any Interest Period, the Administrative Agent determines that for any reason appropriate information is not available to it for purposes of determining the LIBO Rate for such Interest Period;

                    (b) on or prior to the first day of any Interest Period for a LIBO Rate Loan, the Required Lenders have informed the Administrative Agent of their determination that the LIBO Rate as determined by the Administrative Agent for such Interest Period would not accurately reflect the cost to such Lenders of making, continuing or converting into a LIBO Rate Loan for such Interest Period;

                    (c) at any time such Lender determines that any Regulatory Change makes it unlawful or impracticable for such Lender or its applicable Eurodollar Lending Office to make, continue or convert into a LIBO Rate Loan of such Type, or to comply with its obligations hereunder in respect thereof; or

                    (d) such Lender notifies the Administrative Agent of its determination that (i) by reason of any Regulatory Change, such Lender or its applicable Eurodollar Lending Office is restricted, directly or indirectly, in the amount that it may hold of (A) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to LIBO Rate Loans of such Type is directly or indirectly determined or (B) the category of assets that includes LIBO Rate Loans of such Type and (ii) in connection therewith, such Lender has elected not to make available hereunder LIBO Rate Loans of such Type.

          If, as a result of this Section 2.1, any Loan of any Lender that would otherwise be made or maintained as or converted into a LIBO Rate Loan for any Interest Period is instead made or maintained as or converted into a Prime Rate Loan, then, unless the corresponding Loan of each of the other Lenders is also to be

          PR\79666\1
                                      -16-





          made or maintained as or converted into a Prime Rate Loan, such Loan shall be treated as being a LIBO Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Lenders of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Administrative Agent shall promptly notify J & J (on behalf of the Borrowers) and each Lender of the existence or occurrence of any condition or circumstance specified in clause (a) or (b) above, and each Lender shall promptly notify J & J (on behalf of the Borrowers) and the Administrative Agent of the existence, occurrence or termination of any condition or circumstance specified in clause (c) or (d) above applicable to such Lender's Loans, but the failure by the Administrative Agent or such Lender to give any such notice shall not affect such Lender's rights hereunder.

               2.2 REGULATORY CHANGES. If in the determination of any Lender (a) any Regulatory Change shall directly or indirectly

                         (i) reduce the amount of any sum received or receivable by such Lender with respect to any LIBO Rate Loan or the return to be earned by such Lender on any LIBO Rate Loan,

                         (ii) impose a cost on such Lender or any Affiliate
               of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make or acquire, any LIBO Rate Loan,

                         (iii) require such Lender or any Affiliate of such
               Lender to make any payment on or calculated by reference to any amount received by such Lender in respect of its LIBO Rate Loans or its obligations to make LIBO Rate Loans or

                         (iv) reduce, or have the effect of reducing, the
               rate of return on any capital such Lender or any Affiliate of such Lender is required to maintain on account of any LIBO Rate Loan or such Lender's commitment to make any LIBO Rate Loan.

          and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrowers shall pay to such Lender such additional amounts as such Lender determines will fully compensate it for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request for such payment by such Lender, accompanied by the certificate described in Section 2.5 and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender, provided that the Borrowers shall not be liable for any amount payable with respect to any period more than 90 days before the

          PR\79666\1
                                      -17-





          date of such request or certificate, or, if earlier the retroactive effective date of the Regulatory Change if such Regulatory Change occurs during such 90-day period.

               2.3 CAPITAL AND RESERVE REQUIREMENTS. If, in the determination of any Lender, such Lender or any Affiliate thereof is required, under applicable Law (including Regulation D), or interpretations, directives, requests and governmental or regulatory guidelines (whether or not having the force of law), to maintain capital or deposit any reserve on account of any Loan, or any commitment to make any Loan then, upon request by such Lender, the Borrowers shall pay to such Lender such additional amounts as such Person determines will fully compensate it for any reduction in the rate of return on the capital that such Lender or such Affiliate thereof is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request by such Lender for such payment accompanied by the certificate described in Section 2.5 (provided that the Borrowers shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier, the retroactive effective date of such determination if made during such 90-day period), and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender.



               2.4 BREAKAGE. The Borrowers shall pay to each Lender, upon request, such amount as such Lender reasonably determines is necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a LIBO Rate Loan on a date other than the last day of an Interest Period for such LIBO Rate Loan or (b) a LIBO Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrowers under this Agreement during the remainder of the applicable Interest Period over (ii) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market for a period equal to such remaining portion of the Interest Period.



               2.5 DETERMINATIONS. In making the determinations contemplated by this Article 2, each Lender shall make such estimates, assumptions, allocations and the like that such Person

          PR\79666\1
                                      -18-





          in good faith determines to be appropriate, and such Person's selection thereof in accordance with this Section 2.5, and the determinations made by such Person on the basis thereof, shall be final, binding and conclusive upon the Borrowers, except, in the case of such determinations, for manifest errors. Each Lender shall furnish to the Borrowers, at the time of any request for compensation under Section 2.2 or 2.3, a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 2 and the assumptions underlying such computations, which shall include a statement of an officer of such Person certifying that such request for compensation is being made pursuant to a policy adopted by such Person to seek such compensation generally from customers similar to the Borrowers and having similar provisions in agreements with such Person.



               2.6 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Sections 1.13 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), or such Lender's obligation to make or continue Loans as LIBO Rate Loans shall be suspended pursuant to Section 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans) or such Lender has defaulted on its obligations to make or participate in Loans pursuant to Section 1.3 (Manner of Borrowing), J & J (on behalf of the Borrowers), upon three Business Days' notice, may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Notes, if any, and the other Loan Documents to any Eligible Institution identified by J & J (on behalf of the Borrowers) subject to

                    (a) the consent of the Administrative Agent (which consent shall not be unreasonably withheld),

                    (b)  satisfaction of the other conditions specified in
          Section 12.9 below (Successors and Assigns),

                    (c) the agreement of the proposed transferee to assume all of the obligations of such Lender hereunder and under the other Loan Documents for consideration equal to the outstanding principal amount of such Lender's Loans, interest thereon to the date of such transfer, and all other amounts payable hereunder to such Lender to the date of transfer,

                    (d) such transferor Lender shall have been paid on or prior to the date of such transfer all fees and other amounts payable to such transferor hereunder including those amounts payable under said Sections 1.13, 2.2 or 2.3, as applicable (and including any fees accrued hereunder and any amounts that would be payable under Section 2.4 (Breakage) as if all of such Lender's Loans were being prepaid in full on such date) or arrangements satisfactory to the transferor Lender shall have been made for such payments, and

          PR\79666\1
                                      -19-





                    (e) satisfaction of the condition that if the Lender being replaced has requested compensation pursuant to Sections 1.13, 2.2 or 2.3, the proposed transferee's aggregate requested compensation, if any, pursuant to Sections 1.13, 2.2 or 2.3 with respect to such replaced Lender's Loans is lower than that of the Lender replaced.

          Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements of the Borrowers contained in Sections 1.13 (Taxes on Payments), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements), 2.4 (Breakage), 12.12 (Indemnification) and 12.13 (Expenses) (without duplication of any payments made to such Lender by the Borrowers or the proposed transferee) shall survive for the benefit of any Lender replaced under this Section 2.6 with respect to the time prior to such replacement.

               2.7 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 1.13 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.7 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 1.13 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements).





















          PR\79666\1
                                      -20-





                                      ARTICLE 3

                      CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                                      AND FUNDINGS
               3.1 CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND INITIAL FUNDING. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Loans hereunder are subject to the fulfillment of the following conditions on or before December 31, 1997, (unless such date is extended in writing by the Required Lenders in their sole discretion), in each case to the satisfaction of each Lender.

                    (a) Secretary's Certificates. The Borrowers shall have delivered, or caused to be delivered, a certificate of the Secretary or an Assistant Secretary of each of the Borrowers, with specimen signatures of the authorized signatories to the Loan Documents, and to which shall be attached copies of the following: articles or certificate of incorporation, bylaws, resolutions and, if any, shareholder agreements.

                    (b) Good Standing Certificates. The Borrowers shall have delivered, or caused to be delivered, a good standing or subsistence certificate, as the case may be, issued as of a recent date with respect to each Borrower, (i) issued by the Secretary of State or other appropriate official of the jurisdiction of formation of such Person and (ii) issued by the Secretary of State of the State of California with respect to IUC and, if any such certificate is dated more than ten (10) days prior to the Closing Date, a confirmation (which may be provided by a reputable corporate service) of the information in such certificate.

                    (c) The Notes. The Borrowers shall have delivered to the Administrative Agent for distribution to each of the Lenders the Notes referred to in Section 1.11.

                    (d) Lien Searches. The Administrative Agent and CoreStates shall have received such Uniform Commercial Code, tax, and judgment lien searches of the Borrowers with respect to such jurisdictions so the Lender Parties reasonably require, each, in such form, as of such date and with such content as are acceptable to the Lenders.

                    (e) Purchase of NIC. The Borrowers shall have provided the Lenders with evidence satisfactory to the Lenders that the Assignment is in full force and effect and J & J and IUC have acquired (or with funding hereunder, will acquire) the NIC Note and related rights from CCFC. Borrower's representations herein, with respect thereto, provided that no Lender has knowledge to the contrary, shall constitute sufficient evidence for purposes of the preceding sentence. There shall be no impediment, legal or otherwise, to the acquisition of the capital stock of NIC by J & J, IUC or their Affiliates.


          PR\79666\1
                                      -21-





                    (f) Opinions of Counsel. The Borrowers shall have delivered favorable opinions of counsel, dated as of the Closing Date, from Blank, Rome, Comisky & McCauley, counsel to the Borrowers, as to such matters as the Lenders may reasonably request, in form and substance satisfactory to the Lenders.

                    (g)  Consents and Approvals.  All corporate,
          governmental, judicial and third party consents and approvals necessary in connection with this Agreement and the other Loan Documents, the Assignment and the related transactions shall have been obtained and, as applicable, become final orders (without imposition of any conditions that are not acceptable to the Lenders) and shall remain in full force and effect and certified copies thereof shall have been delivered to the Lenders.

                    (h)  Financial Statements; Projections.

                         (i) Financial Statements. The Borrowers shall have delivered, or caused to be delivered, to the Lenders prior to the Closing Date a consolidated income statement of J & J and its consolidated Subsidiaries for the period ending on September 27, 1997, and a consolidated balance sheet of J & J and its consolidated Subsidiaries as of September 27, 1997, each of which statements shall be (1) in form acceptable to the Lenders, (2) accompanied by explanatory notes acceptable to the Lenders, and (3) certified by the chief financial officer of J & J to fairly present the financial condition and results of operations as at the date, or for the period, indicated.

                         (ii) Projections.  J & J on behalf of the
                    Borrowers shall have delivered to each Lender projections respecting the consolidated financial condition and results of operations of J & J and its consolidated Subsidiaries for the period through the end of fiscal year 2002, which projections shall be in reasonable detail, shall reflect the consummation of the transactions contemplated hereby and the Transaction Documents, including the making of the initial Loans, and shall be accompanied by a written statement of the assumptions and estimates underlying such projections.

                    (i) Officer's Compliance Certificate. J & J, on behalf of the Borrowers, shall have delivered an Officer's Compliance Certificate, dated as of the Closing Date, as to the truth of the representations and warranties herein and in the other Loan Documents and the absence of any Default (in each case, both before and after giving effect to the initial Loans).

                    (j) Repayment of Predecessor Indebtedness. The Borrowers shall have delivered to the Lenders evidence that,

          PR\79666\1
                                      -22-





          prior to or substantially simultaneously with the making of the initial Loans, (i) all Indebtedness of the Borrowers other than that expressly permitted under Section 7.1 (Indebtedness) below will be repaid, (ii) all commitments to lend in respect of such Indebtedness shall have been effectively terminated, and (iii) all collateral held in connection therewith shall have been released (or undertakings to release such collateral upon receipt of specified funds shall have been duly made) and UCC-3 termination statements and all other documents necessary in the determination of the Lenders to effectively terminate of record all security interests related to such Indebtedness shall have been duly executed by the proper parties and shall have been delivered to the Administrative Agent (or undertakings to do so upon receipt of specified funds shall have been furnished to the Administrative Agent).

                    (k) Insurance. The Borrowers shall have delivered to the Administrative Agent evidence of the insurance required by
          Section 5.8 below.

                    (l) Fees and Expenses. The Borrowers shall have paid the fees required to be paid to the Administrative Agent and the Lenders on or before the Closing Date and the fees and disbursements of counsel for the Lenders in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the making of the initial Loans.



               3.2  CONDITIONS TO EACH LOAN.

                    (a) Conditions. The obligation of the Lenders to make any Loans, including the initial Loans are subject to fulfillment of each of the following conditions, in each case, unless otherwise specified, to the satisfaction of the Administrative
          Agent:

                              (i)  Absence of Default.  There shall not,
          either prior to or after giving effect to each such Loan, exist an Event of Default or a Default.

                              (ii) Borrowing Notice. In connection with any request for Loans, the Administrative Agent shall have received a borrowing notice as required by Section 1.3 above.

                              (iii)Truth of Representations.  The
          representations and warranties of the Borrowers made in this Agreement and each other Loan Document shall be true and correct in all material respects as of the date each such Loan is made (both immediately prior to and after giving effect to said Loan) as if made on and as of such date.




          PR\79666\1
                                      -23-





                              (iv) No Violations of Law.  Neither the
          making of, nor use of proceeds of, such Loans shall conflict with, or cause any Borrower to violate any Law.

                              (v)  Additional Information.  The Lenders
          shall have received such additional information and documentation as the Lenders may reasonably request.

                    (b) Deemed Representation and Warranty. The request for, and acceptance of, any Loan by any Borrowers shall be deemed a representation and warranty by the Borrowers that the conditions specified in clauses (i), (iii) and (iv) of the preceding paragraph (a) have been satisfied.










































          PR\79666\1
                                      -24-





                                      ARTICLE 4

                           REPRESENTATIONS AND WARRANTIES


               4.1 REPRESENTATIONS. The Borrowers hereby jointly and severally represent and warrant to each Lender Party as follows:

                    (a) Status of Borrowers. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Borrower has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Borrower is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for any failures to maintain such qualifications which, individually or in the aggregate, could not have a Material Adverse Effect. Schedule 4.1(a)hereto sets forth for each Borrower, as of the Closing Date, the jurisdiction of its organization. Each direct and indirect Subsidiary of J & J except for ICEE-Canada, Inc. and ICEE de Mexico, S.A. De C.V. is a Borrower hereunder and is designated as such on the signature pages hereto (or, after the Closing Date, on signature pages of a Joinder Supplement hereto).

                    (b) Capitalization of Borrowers. The outstanding equity of each Borrower has been duly authorized and validly issued. All capital stock is fully paid and nonassessable. J & J owns directly or indirectly through other Borrowers, all of the capital stock of each other Borrower. There are no options, warrants, calls, or similar rights relating to equity of the Borrowers.

                    (c) Authorization, Execution and Binding Effect of Loan Documents. Each Borrower has the power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. This Agreement and each other Loan Document has been duly and validly executed and delivered by each Borrower listed on the signature pages hereto or thereto, as the case may be. This Agreement and each other Loan Document constitutes the legal, valid and binding obligation of each Borrower purporting to be a party hereto or thereto, as the case may be, enforceable against such Person in accordance with its terms, except as the enforceability hereof of thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.



          PR\79666\1
                                      -25-





                    (d) Governmental Approvals and Filings; Absence of Conflicts. No approval, order, consent, authorization, exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority or other Person is necessary in connection with, the execution and delivery of any Loan Document by any Borrower, or in connection with the performance of the terms hereof or thereof by such Person. No Borrower is subject to any Law which purports to restrict or regulate its ability to borrow money, obtain credit or provide a guarantee or other form of credit support as a consequence of the nature of the business conducted by such Borrower. Neither the execution and delivery of this Agreement or any other Loan Document by any Borrower, nor the performance of or compliance with the terms and conditions hereof or thereof (including the execution, delivery and performance of the Transaction Documents) by any Borrower does or will

                         (i)  violate or conflict with any Law or any
                    judgment, decree, or order of a court or Governmental Authority or any settlement agreement,

                         (ii) violate, conflict with or result in a breach
                    of any term or condition of, or constitute a default under, or cause an acceleration of, or result in the creation or imposition of any Lien upon any of property of any Borrower under or in connection with,

                              (x)  its articles or certificate of
                         incorporation or, bylaws, (or other constituent documents),
                              (y)  any agreement or instrument creating,
                         evidencing or securing any Indebtedness to which any Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or
                              (z)  any other agreement or instrument or
                         arrangement to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound,


                    except, in the case of the foregoing clauses (y) and
                    (z), for matters that, individually or in the aggregate, could not have a Material Adverse Effect, or
                         (iii) result in a Limitation on any Licenses
                    applicable to the operations or properties of any Borrower.

          No approval, order, consent of, authorization, exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority or other Person is necessary in connection with the transactions contemplated in the Transaction Documents except such consents as have been obtained and are in full force and effect.

          PR\79666\1
                                      -26-





                    (e) Financial Statements. J & J has heretofore furnished to the Administrative Agent and each Lender consolidated balance sheets of J & J and its consolidated Subsidiaries as of September 28, 1996, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by independent certified public accountants for J & J, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of J & J and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP. J & J has heretofore furnished to the Administrative Agent and each Lender interim consolidated balance sheets of J & J and its consolidated Subsidiaries as of the first three fiscal quarters of the fiscal year beginning September 29, 1996, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto), as well as those financial statements delivered pursuant to paragraph (h) of Section 3.1 above, present fairly the financial condition of J & J and its consolidated Subsidiaries as of the date specified and the results of their operations and their cash flows for the fiscal periods specified, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, except that such financial statements do not contain all of the footnote disclosures required by GAAP.
           There are no material liabilities of the Borrowers except as disclosed on such financial statements. Schedule 7.1 hereto sets forth, as of the Closing Date, all Indebtedness (and commitments for Indebtedness) of the Borrowers.

                    (f) Projections. The projections delivered pursuant to paragraph (h) of Section 3.1 above and the assumptions and estimates referred to therein, as of the Closing Date, are reasonable, are made in good faith, are consistent with the Loan Documents and represent the Borrowers' best judgment as to such matters. Nothing has come to the attention of any Borrower which would lead such Borrower to believe that such projections will not be attained or exceeded provided, however, that nothing contained in this paragraph (f) shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                    (g) Absence of Material Adverse Change. Since September 28, 1996, there has been no material adverse change in the business, operations, condition (financial or otherwise), properties or prospects of the Borrowers taken as a whole or the industry served by the Borrowers.

                    (h) Title to Property. Each Borrower has good and marketable title to all property owned or purported to be owned by it, including but not limited to all property reflected in the

          PR\79666\1
                                      -27-





          most recent balance sheets delivered to the Lenders pursuant to this Agreement subject to no Liens except Permitted Liens.
          Schedule 7.2 hereto sets forth, as of the Closing Date, all Liens on property of the Borrowers.

                    (i) Solvency. The present fair saleable value of the assets of the Borrowers, taken as a whole, after giving effect to all the transactions contemplated by the Loan Documents and the funding of the Loans hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Borrowers, taken as a whole, as they mature. J & J does not intend to, nor does J & J believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by J & J, and of amounts to be payable on or in respect of debt of J & J).
           The property of each Borrower does not constitute unreasonably small capital for such Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Borrower. The cash available to each Borrower after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Borrower when such amounts are required to be paid.

                    (j) Accurate and Complete Disclosure. The information heretofore, contemporaneously or hereafter provided in writing by or on behalf of any Borrower to any Lender Party pursuant to or in connection with this Agreement or any other Loan Document is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by such Lender Party) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

                    (k) Legal and Administrative Proceedings. There is no action, suit, litigation or proceeding pending, or to the knowledge of the Borrowers, threatened nor, to the knowledge of the Borrowers, is there any investigation pending or threatened, in any court or before any arbitrator or Governmental Authority respecting or relating to any Borrowers (or any officer or director thereof) or any property of any Borrowers that, individually or in the aggregate, (i) could have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrowers taken as a whole or (ii) could materially adversely affect the Lenders' rights and remedies hereunder or under the other Loan Documents, this Agreement or other Loan Documents or the ability of the Borrowers to perform their obligations hereunder or thereunder.

                    (l) Absence of Violations and Conflicts. No Borrower is in violation of, in default under, or is subject to any

          PR\79666\1
                                      -28-





          contingent liability on account of any violation of or conflict with: (i) any Law; (ii) its articles or certificate of incorporation or bylaws; or (iii) any financing agreement or other instrument or arrangement to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except, with respect to clauses (i) or (iii) above for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                    (m)  Operations.

                              (i)  Except where the failure to possess the
          same, either individually or in the aggregate, could not have a Material Adverse Effect, each Borrower possesses all Licenses necessary to operate its business as now operated and as presently proposed to be operated. No Borrower is in material violation of the terms of its Licenses.

                              (ii) Except for Limitations which,
          individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there is no threatened or pending Limitation of any material License relating to the operation of any of Borrowers' businesses.

                              (iii)No Borrower is subject to any claim, litigation, proceeding or other action or, to any Borrower's knowledge, investigation relating to a claim or action by any Governmental Authority.

                    (n) Properties. Schedule 4.1(n) identifies all properties owned or leased by any Borrower as of the Closing Date. As of the Closing Date, all leases relating to such leased properties are in full force and effect subject to no material default. Such leases comply with the provisions of Section 7.7 below.

                    (o) Intellectual Property. Each Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including computer programs and software), processes, data bases and other rights (collectively, "intellectual property"), free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. No Borrower is in material violation of the rights of others with respect to any intellectual property.

                    (p)  Employee Benefits/ERISA.

                              (i)  The Borrowers and the members of their
                    Controlled Groups maintain only those Defined Benefit Pension Plans, Defined Contribution Plans and other Plans listed on Schedule 4.1(p) attached hereto.

          PR\79666\1
                                      -29-





                    Neither the Borrowers nor any members of their Controlled Groups contribute to any Multiemployer Plans.

                              (ii) To the extent the Borrowers or any
                    members of their Controlled Groups maintain then, each Defined Benefit Pension Plan and Defined Contribution Plan, as most recently amended, including amendments to any trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under S401(a) of the Code.

                              (iii) All Plans comply, both in form and in
                    operation, with the requirements of the Code and ERISA.

                              (iv) There is not now, and has not been, any
                    material violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of any Plan. Borrowers have furnished to the Lenders copies of the most recent annual report, audited financial statements, and other reports filed with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity with respect to each Plan.

                              (v)  To the extent that any Borrower or any
                    member of their Controlled Group maintains them, all Pension Plans, as of the date hereof, meet the minimum funding standards of S412 of the Code and S302 of ERISA without regard to any funding waiver. Borrowers and the members of their Controlled Group have, as of the date hereof, made all contributions or payments to or under Pension Plans, if any, required by the terms of any such Plan or any contract or agreement.

                              (vi) No material liability to the PBGC has
                    been, or is expected by any Borrower or any member of its Controlled Group to be, incurred by the Borrower or any member of its Controlled Group.

                              (vii) No Defined Benefit Pension Plan if any
                    has any Amount of Unfunded Benefit Liabilities except as listed on Schedule 4.1(p) which, in the aggregate, do not exceed $100,000.00.

                              (viii)    No trust was established in
                    connection with any Defined Benefit Pension Plan pursuant to S4049 of ERISA (as in effect on December

          PR\79666\1
                                      -30-





                    17, 1987) and no liabilities (whether or not such liability is being litigated) have been asserted against any borrower or any member of its Controlled Group in connection with any such Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to S4042(b) or (c) of ERISA, and no lien has been attached and no person has threatened to attach a lien on any property of any Borrower or any member of its Controlled Group as a result of any failure to comply with the Code or ERISA.

                              (ix) No Prohibited Transaction has occurred
                    with respect to any Plan.

                              (x)  No Reportable Event has occurred with
                    respect to any Defined Benefit Plan.

                              (xi) No Borrower or any member of its
                    Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in S3(1) of ERISA).

                              (xii) There is not now, and has not been, any
                    COBRA Violation with respect to any Plan to which such continuation coverage requirements apply which has a material adverse effect, directly or indirectly, on the financial condition of any of the Borrowers.

                              (xiii) Borrowers and the members of their
                    Controlled Group have not established any irrevocable trusts the assets of which remain subject to the general creditors of Borrowers and/or members of their Controlled Group (sometimes referred to as "rabbi trusts").

                    (q)  Environmental Matters.

                              (i) Each Borrower and each of its respective Environmental Affiliates is and has been, in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are no circumstances that may prevent or interfere with such full compliance now or in the future.

                              (ii) Each Borrower and each of its respective
                    Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, in the future, except for matters which, individually or in


          PR\79666\1
                                      -31-





                    the aggregate, could not have a Material Adverse
                    Effect.

                              (iii) There is no Environmental Claim pending
                    or to the knowledge of any Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower or any Environmental Affiliates of Borrowers) that could form the basis of any Environmental Claim against any Borrower or any such Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                              (iv) No facility or property now or
                    previously owned, operated or leased by any Borrower or any of their respective Environmental Affiliates is an Environmental Cleanup Site. No Borrower and none of their respective Environmental Affiliates has directly transported or disposed of or arranged for the transportation or disposal of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and, to the Borrowers' knowledge after due inquiry, no condition exists which could result in the filing of a Lien, against any property of any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates, under any Environmental Law.

                    (r) Margin Regulations. No proceeds of any Loan hereunder will be used for the purpose of purchasing or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Neither the making of any Loan nor any use of proceeds of the foregoing will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                    (s) Regulation O. No director, executive officer or principal shareholder of any Borrower is a "director," "executive officer" or "principal shareholder" of any Lender, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended.

                    (t) Certain Documents and Transactions. Each of the Transaction Documents are in full force and effect and no amendments, modifications or supplements have been made to any such documents as the same were delivered to the Lenders pursuant

          PR\79666\1
                                      -32-





          to Article 3 above except such amendments, modifications or supplements to Transaction Documents as could not reasonably be expected to have an adverse effect on any Borrower (including the condition (financial or otherwise), properties or prospects of such Borrower), the Loan Documents or any Lender Parties. There exists no default under any such agreements. The Assignment is in full force and effect and, upon the initial funding of the Loans in accordance with the wire transfer instructions delivered by the Borrowers to the Administrative Agent upon the execution hereof, IUC will have acquired the NIC Note and related rights from CCFC. There are no impediments, legal or otherwise, to the acquisition of the capital stock of NIC by J & J, IUC or their Affiliates.

                    (u) Labor Matters. There are no existing, or, to the best of Borrowers' knowledge, threatened or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Borrower, any lockouts by any Borrower of any of its employees or any labor trouble or other occurrence, event or condition of a similar character which individually or in the aggregate, could have a Material Adverse Effect.



               4.2 REPRESENTATIONS AND WARRANTIES ABSOLUTE. The representations and warranties of the Borrowers set forth in this
          Article 4 are unaffected by any prior or subsequent investigation by, or knowledge of, the Administrative Agent or any Lender.



























          PR\79666\1
                                      -33-





                                      ARTICLE 5

                                AFFIRMATIVE COVENANTS


                    So long as any Loan Obligation shall remain unpaid or any Lender shall have any Commitment under this Agreement, each of the Borrowers shall comply with the following covenants.

               5.1  REPORTING REQUIREMENTS.

                    (a) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of each fiscal year of J & J, J & J (on behalf of the Borrowers) shall furnish to the Administrative Agent and each Lender, audited consolidated and consolidating statements of income, cash flows and changes in stockholders' equity of the Borrowers for such fiscal year and a consolidated and consolidating balance sheet of the Borrowers as of the close of such fiscal year, setting forth the appropriate footnotes, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an unqualified opinion in form and substance satisfactory to the Lenders of independent certified public accountants of recognized national standing selected by the Borrowers and satisfactory to the Lenders.

                    (b) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the close of each fiscal quarter of each fiscal year of J & J, J & J, on behalf of the Borrowers, shall furnish to the Administrative Agent and each Lender, consolidated statements of income, cash flows and changes in stockholders' equity of the Borrowers for such fiscal quarter and the applicable year to date period, and a consolidated balance sheet of the Borrowers as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end). Such financial statements shall be certified by the chief financial officer or other Responsible Officer of J & J, as presenting fairly the financial position of the subject entities as of the end of such fiscal quarter and year-to-date period, and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal quarter and year-to-date period, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                    (c) Quarterly Compliance Certificates. J & J, on behalf of the Borrowers, shall deliver to the Administrative Agent and each Lender, an Officer's Compliance Certificate concurrently with the delivery of the financial statements referred to in paragraph (a) of this Section 5.1 (with respect to

          PR\79666\1
                                      -34-





          the fiscal year) and paragraph (b) of this Section 5.1 (with respect to the first three fiscal quarters). Each such Officer's Compliance Certificate shall include among other things referred to therein the calculations necessary to demonstrate the Borrowers' compliance with the covenants set forth in Article 6 hereof.

                    (d) Other Information To Be Delivered Annually. J & J, on behalf of the Borrowers, shall deliver to the Administrative Agent and each Lender, the following: (i) annually, within one hundred twenty (120) days of the end of J & J's fiscal year, an accountants' management letter respecting J & J and its Subsidiaries, provided by independent certified public accountants satisfactory to the Administrative Agent, and (ii) annually, no later than ninety (90) days prior to the commencement of each fiscal year of J & J's, an annual budget respecting J & J and its Subsidiaries, setting forth in reasonable detail, expected sources and uses of funds, for the fiscal year then beginning in form and substance satisfactory to the Administrative Agent.

                    (e) SEC Filings and Other Disclosure. Promptly upon their becoming available to any Borrower but no later than ten Business Days after the same are filed with the Securities Exchange Commission or any securities exchange, J & J, on behalf of the Borrowers, shall deliver to the Administrative Agent and each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which any Borrower or any of its Affiliates shall file with the Securities and Exchange Commission or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by any Borrower or any of its Affiliates to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters (not otherwise delivered pursuant to the preceding paragraph (d)) and all other reports submitted by accountants in connection with any audit of any Borrower.

                    (f) Notice of Certain Events. Promptly upon any Borrower becoming aware of any of the following, such Borrower or J & J, on behalf of the Borrowers, shall give the Administrative Agent notice thereof, together with a written statement setting forth the details thereof and any action with respect thereto taken or proposed to be taken by any Borrower:

                         (i) Loss of Licenses. Any actual Limitation (other than in the ordinary course of business) or any threatened Limitation (to the extent that it individually or in the aggregate with all other actual or threatened Limitations is material) of any License relating to the operation of any Borrower's business;

                         (ii) Default.  Any Event of Default or Default;


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                         (iii) Material Adverse Change.  Any material
                    adverse change in the business, operations or condition (financial or otherwise), or prospects of any Borrower;

                         (iv) Litigation.  Any pending or threatened
                    action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Borrower (or any officer or director thereof) or any property of any Borrower which, if determined adversely could have a Material Adverse Effect;

                         (v) Breach or Termination of Certain Agreements. Any breach, claimed breach, termination or purported or threatened termination (including a copy of any notice of termination) of any Transaction Document which could have a Material Adverse Effect.

                         (vi) ERISA.  To the extent applicable to the
                    Borrowers or any member of their Controlled Group,

                              (A)  any taxes, penalties, interest charges
                         and other financial obligations in excess of $100,000.00 that have been assessed or otherwise imposed, or which any Borrower has reason to believe may be assessed or otherwise imposed in excess of $100,000.00, against any Borrower or any member of its Controlled Group by the Internal Revenue Service, the PBGC, the Department of Labor or any other governmental entity with respect to any Plan or Multiemployer Plan;

                              (B)  any application for a waiver by a
                         Borrower or any member of its Controlled Group of the minimum funding standard under S412 of the Code with respect to a Pension Plan;

                              (C)  the adoption of any Plan, including but
                         not limited to a Defined Benefit Pension Plan, or any obligation to contribute to any Multiemployer Plan by a Borrower or any member of its Controlled Group;

                              (D)  any Prohibited Transaction with respect
                         to a Plan.

                              (E)  (1)  that any Reportable Event has or
                         will occur with respect to any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group, (2) that any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group is to be terminated in "distress termination" (within the meaning of S4041(c) of ERISA), (3) that the PBGC has instituted or will institute proceedings

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                         under Title IV of ERISA to terminate any Defined
                         Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group, (4) that any Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group, (5) that any Multiemployer Plan to which any Borrower or any member of its Controlled Group has made contributions is or will be in Reorganization, or
                         (6) that any other condition exists with respect to a Defined Benefit Pension Plan or Multiemployer Plan which presents a material risk of termination of any such Plan, Borrowers will furnish a statement to the Lenders setting forth the details of such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, Reorganization or condition, and the action that Borrowers propose to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability or Reorganization received by such Borrower or any member of its Controlled Group.

                              (F) any default by Borrower or any member of its Controlled Group (as defined in S4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its withdrawal (as defined in S4203 or S4205 of ERISA).

                              (G)  any action brought against Borrower or
                         any member of its Controlled Group under S502 of ERISA with respect to its failure to comply with S519 of ERISA.


                         (vii)Environmental.  Any Environmental Claim
                    pending or threatened against any Borrower or any of its Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower or any of its Environmental Affiliates) that could form the basis of such Environmental Claim.

                    (g) Other ERISA Information. The Borrowers shall deliver to the Administrative Agent, copies of the following:




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                              (A)  Promptly after the filing thereof with
                         the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity, copies of each annual report, each audited financial statement and any other report so filed with respect to each Plan.

                              (B)  As soon as possible (and in any event
                         within five days) after the receipt by any Borrower or any member of its Controlled Group of a demand letter from the PBGC notifying any Borrower or any member of its Controlled Group of the final decision finding liability and the date by which such liability must be paid, Borrowers will furnish to the Lenders a copy of such letter together with a statement to the Lenders setting forth the action which Borrowers propose to take with respect thereto.

                              (C) Borrowers will furnish to the Lenders as soon as possible after receipt thereof a copy of any notice that any Borrower or any member of its Controlled Group receives from the PBGC, the Internal Revenue Service, the Department of Labor or any other governmental entity or the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC, the Internal Revenue Service, the Department of Labor or any other governmental entity or the sponsor of any Multiemployer Plan with respect to any Plan.

                    (h) Other Information. In addition, the Borrowers will promptly furnish to the Administrative Agent such other information as any Lender Party, through the Administrative Agent, may reasonably request including information submitted by the Borrowers to any Governmental Authority, and the Administrative Agent will furnish such information to the requesting Lender Party.



               5.2 MAINTENANCE OF EXISTENCE. Each Borrower shall preserve and maintain its corporate existence and good standing in the jurisdiction of its organization. Each Borrower shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required. Nothing contained in this Section 5.2, however, shall prevent any Borrower from merging into any other Borrower as long as such transaction does not result in the dissolution of J & J.





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               5.3  CONDUCT OF BUSINESS AND MAINTENANCE OF LICENSES AND
          OTHER PROPERTY.

                    (a) Type of Business. Each Borrower shall continue to engage in the business of the same general type as conducted by the Borrowers on the Closing Date and not engage in any other type of business without the consent of the Required Lenders. Each Borrower shall maintain in effect all Licenses necessary or appropriate to operate its businesses.

                    (b) Maintenance of Property. Each Borrower shall maintain, keep and preserve all of its property necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. Without limiting the generality of the foregoing, each Borrower shall maintain in full force and effect each lease and other material agreement used or useful in its business, subject to no material default except where the loss of, or default under, such lease or other agreement (i) could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (ii) is not otherwise prohibited by the terms of this Agreement.



               5.4 MAINTENANCE OF RECORDS; FISCAL YEAR. Each Borrower shall keep adequate records and books of account, in which complete entries will be made in accordance with historical practice and GAAP, reflecting all financial transactions of the Borrowers. Each Borrower shall maintain a fiscal year end of the last Saturday in September.



               5.5 COMPLIANCE WITH LAWS. Each Borrower shall comply (and maintain procedures to assure compliance) in all material respects with all applicable Laws (including Environmental Laws) and all judgments, decrees or orders of any court or Governmental Authority and all settlement agreements.



               5.6  ERISA.


                    (a) Each Borrower will, and will cause each member of its Controlled Group, to comply in all material respects with the provisions of ERISA and the Code with respect to any Plan both in form and in operation.

                    (b)  Each Borrower will cause to be made all
          contributions required to avoid any Accumulated Funding
          Deficiency, whether or not waived, with respect to any Pension
          Plan.


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                    (c)  No Borrower will adopt or permit the adoption by
          any member of its Controlled Group of any Defined Benefit Pension Plan which would result in any Amount of Unfunded Benefit Liabilities in excess of $100,000.00.

                    (d)  No Borrower will acquire, or permit the
          acquisition by any member of its Controlled Group of, any trade or business which has incurred either directly or indirectly any Amount of Unfunded Benefit Liabilities under any Defined Benefit Pension Plan in excess of $100,000.00.

                    (e) The Borrowers will not permit with respect to any Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code resulting in liability of any Borrower or any member of its Controlled Group which together with any other liabilities subject to this paragraph (e) would in the aggregate be in excess of $100,000.00.

                    (f) No Borrower will withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them may hereafter contribute if the Withdrawal Liability which would thereupon be incurred would have a Material Adverse Effect.

                    (g) No Borrower will permit any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in S3(1) of ERISA) of any Borrower and of any member of its Controlled Group in excess of $100,000.00 in the aggregate with all other liabilities subject to this paragraph (g).

                    (h) No Borrower will, or will permit any member of its Controlled Group to, cause or suffer to exist a COBRA Violation with respect to any Plan to which such continuation coverage requirements apply if the violation(s) could result in a liability in excess of $100,000.00 in the aggregate.



               5.7 RIGHT OF INSPECTION. Each Borrower shall, at any reasonable time and from time to time, and upon reasonable advance notice (but no advance notice shall be required if a Default or an Event of Default shall then exist), permit the Administrative Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit and inspect the properties of, any Borrower, and to discuss the affairs, finances and accounts of such Borrower with any of its officers, directors and independent accountants.



               5.8 INSURANCE. Each Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business and against such liabilities,

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          casualties and contingencies and of such types and in such amounts as are customary in the case of Persons engaged in the same or similar businesses or having similar properties similarly situated, including insurance covering its respective properties, buildings, machinery, equipment, tools, furniture, fixtures and operations, and public liability, as well as business interruption. The Borrowers shall have the Administrative Agent named to receive certificates evidencing such insurance annually at least thirty days prior to the anniversary date of such insurance policies and any other time requested by the Administrative Agent.



               5.9 PAYMENT OF TAXES AND OTHER CHARGES. Each Borrower shall

                    (a) on or prior to the date on which penalties attach thereto and file all tax returns, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties; and

                    (b) on or prior to the date when due, pay all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and all other lawful claims which, in each case if unpaid, might result in the creation of a Lien upon any of its properties, provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.



               5.10 SUBSIDIARIES TO BE BORROWERS.

                    Each Borrower shall cause all of its Subsidiaries at all times to be Borrowers hereunder (by signing Joinder Supplements hereto, executing Notes or allonges thereto and taking such other action as the Administrative Agent may reasonably request). Without limiting the generality of the foregoing, when the Borrowers are required, in connection with an Acquisition or otherwise, to cause one or more (direct or indirect) Subsidiaries of J & J (each, a "Joining Subsidiary") to become Borrowers hereunder, then the Borrowers and each such Joining Subsidiary shall take the actions set forth on Schedule 5.10, in the case of the formation of a new Subsidiary, promptly upon such formation, and in the case of the Acquisition of an entity which shall become a Subsidiary, no later than the date of the consummation of the relevant Acquisition.


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               5.11 TRANSACTIONS WITH AFFILIATES.  Each Borrower shall
          effect all transactions with Affiliates (including with ICEE-Canada, Inc. and ICEE de Mexico, S.A. de C.V., but excluding transactions with other Borrowers) on a basis at least as favorable to such Borrower as would at the time be obtainable for a comparable transaction on an arm's length dealing with an unrelated third party.



               5.12 CAPITAL STOCK. All of the capital stock of each Borrower (other than J & J) shall be owned at all times, directly or indirectly, by J & J, subject to no Liens.



               5.13 USE OF PROCEEDS. The Borrowers will apply the proceeds of the Term Loans only (i) to acquire the NIC Note and all of the capital stock of NIC and (ii) to pay off certain existing Indebtedness. The Borrowers will apply the proceeds of the RC Loans only (i) to fund working capital and Capital Expenditure needs, subject to the other limitations set forth in this Agreement, and (ii) to fund future Acquisitions and the transaction costs associated therewith.































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                                      ARTICLE 6

                                 FINANCIAL COVENANTS

               6.1 CERTAIN FINANCIAL COVENANTS. So long as any Loan Obligations shall remain unpaid or any Lender has any Commitment under this Agreement, the Borrowers shall comply with the following financial covenants.

                    (a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall be not less than 1.3 at any time.

                    (b) Consolidated Net Worth. Tangible Net Worth of the Borrowers, on a consolidated basis, at any date of determination after the Agreement Date shall be not less than the sum of

                         (i) The greater of (a) Fifty Five Million Dollars ($55,000,000.00), or (b) Seventy Nine Million Dollars ($79,000,000.00) minus the value of the intangible assets added by reason of the acquisition of the capital stock of NIC, plus
                         (ii) 50% of the cumulative amount of Net Income (which shall not be reduced by the amount of any net loss for any fiscal quarter) of the Borrowers, on a consolidated basis, for the period commencing on the first day of the fiscal quarter in which the Agreement Date occurs through the last day of the fiscal quarter ending on, or most recently prior to, such date of determination.

                    (c) Total Funded Indebtedness/EBITDA. The Total Funded Indebtedness/EBITDA shall be not greater than the ratios set forth below during the periods indicated below:


                              Period                             Ratio

                    Closing Date through June 26, 1999           3.50
                    June 27, 1999 and thereafter                 3.00

                    (d) Leverage Ratio. The Leverage Ratio shall be not greater than 2.0 at any time.



               6.2 CALCULATION OF FINANCIAL COVENANTS. The financial covenants set forth in this Article 6 shall be maintained continuously and shall be tested at the end of each fiscal quarter and at such other times as may be required by the terms of this Agreement.



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                                      ARTICLE 7

                                 NEGATIVE COVENANTS


               So long as any Loan Obligations shall remain unpaid or any Lender shall have any Commitment under this Agreement, each of the Borrowers shall comply with the following covenants.

               7.1 INDEBTEDNESS. No Borrower shall at any time, create, incur, assume or suffer to exist any Indebtedness (including any Guaranties, Capitalized Leases or Assumed Indebtedness), except:

                    (a) Indebtedness to the Lender Parties pursuant to this Agreement and the other Loan Documents;

                    (b) Indebtedness constituting intercompany (i.e. inter-Borrower) loans and advances;

                    (c) Obligations of J & J under Interest Rate Hedging Agreements;

                    (d) Indebtedness existing on the Closing Date acceptable to the Lenders and described on Schedule 7.1 hereto, which sets forth certain Indebtedness in a principal amount not exceeding $5,100,000.00; and any extensions, renewals, refinancing of the same so long as such extensions, renewals and refinancing (i) are in a principal amount no greater than the amount the Indebtedness so extended, renewed or refinanced, (ii) have maturity dates (and amortization schedules) no earlier than the debt being refinanced, (iii) are incurred pursuant to agreements or instruments which do not prohibit the Indebtedness created pursuant to the Loan Documents or otherwise conflict with the terms of the Loan Documents or contain terms and conditions which are more onerous than the terms and conditions in the existing agreements and instruments, and (iv) are not made at a time that a Default or Event of Default has occurred and is continuing or would be caused thereby;

                    (e) Guaranties and similar contingent obligations relating to underlying Indebtedness not exceeding $300,000.00 in any fiscal year;

                    (f)  Indebtedness owed to sellers or Assumed
          Indebtedness in each case, incurred in connection with Acquisitions otherwise permitted under Section 7.4 hereof, provided that such Indebtedness not exceed in the aggregate $3,000,000.00 during the term of this Agreement;

                    (g) Purchase money Indebtedness not otherwise permitted by clause (f) above not exceeding $1,000,000.00 in the aggregate during the term of this Agreement; and



          PR\79666\1
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                    (h)  Indebtedness, not otherwise permitted by clauses
          (a) through (g), not exceeding $1,000,000.00 incurred in any one fiscal year.



               7.2 LIENS. No Borrower shall at any time create, incur, assume or suffer to exist any Lien on any of its assets (now owned or hereafter acquired), except for the following
          ("Permitted Liens"):

                    (a) Liens acceptable to the Lenders and existing on the Closing Date securing obligations existing on the Closing Date, which Liens and obligations are listed on Schedule 7.2 hereto (and any extension, renewal and replacement Liens upon the same property theretofore subject to a listed Lien, provided that
          (i) the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the corresponding Lien theretofore existing and
          (ii) such replacement Liens are incurred pursuant to agreements or instruments which do not prohibit the Indebtedness created pursuant to the Loan Documents, prohibit the Borrowers from granting any Lien to the Lender Parties, or otherwise conflict with the terms of the Loan Documents);

                    (b) Liens arising from taxes, assessments, charges or claims described in Section 5.9 hereof to the extent permitted by said Section 5.9;

                    (c) Liens in respect of property or assets of the Borrowers imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers taken as a whole or
          (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien and that adequate reserves have been set aside on the applicable Borrower's books to protect against an adverse result;

                    (d) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 8.1(f);

                    (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money

          PR\79666\1
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          bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                    (f) easements, rights-of-way, restrictions, minor defects or irregularities in title to real property and other similar charges or encumbrances on real property not interfering in any material respect with the ordinary conduct of the business of the Borrowers taken as a whole or the value or salability of the assets so encumbered or affecting their use for their intended purposes;

                    (g) Liens securing Assumed Indebtedness permitted under Section 7.1(f), provided that such Liens are limited to the assets being acquired in connection with the Acquisition giving rise to such Assumed Indebtedness; and

                    (h) Liens securing purchase money Indebtedness permitted under Section 7.1(g) provided that such Liens are limited to the assets purchased with such purchase money Indebtedness.

          "Permitted Liens" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

               7.3 LOANS, ADVANCES AND INVESTMENTS. No Borrower shall at any time (i) make or suffer to exist any loan or advance to, or
          (ii) purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or
          (iii) make any capital contribution to, or other investment in (collectively, "Investments") any other Person, except:

                    (a) receivables owing to such Borrower arising from provision of services or sales of inventory under usual and customary terms in the ordinary course of business;

                    (b)  loans or advances from one Borrower to another;

                    (c) the capital stock or other ownership interests in other Borrowers;

                    (d)  Cash Equivalent Investments;

                    (e)  Acquisitions permitted under Section 7.4
          (Acquisitions, Etc.) below;

                    (f) Investments existing on the Closing Date in an amount not greater than $4,000,000.00;

                    (g) Investments in businesses or ventures in the same or related line of business as the Borrowers, not exceeding


          PR\79666\1
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          $500,000.00 in the aggregate during the term of this Agreement;
          and

                    (h) Loans or advances not exceeding $1,000,000.00 in the aggregate during the term of this Agreement.



          The "amount" of any Investment referred to in this Section 7.3 shall mean the sum of the following (without duplication): the amount of cash paid for or contributed to such Investment; the fair market value of any equity or assets constituting consideration for or contributed to such Investment; and any commitment to pay, contribute, incur, or become liable for any of the foregoing.

               7.4 ACQUISITIONS, ETC. No Borrower shall engage in any Acquisition (other than an acquisition of assets in the ordinary course of business) except:

                    (a) A Borrower may merge with or into another Borrower, provided that (i) if J & J is a party to the merger, it is the surviving entity and (ii) no Event of Default or Default shall occur and be continuing before or after giving effect to such transaction;

                    (b) J & J, IUC or any of their Affiliates may acquire the NIC Note and all of the capital stock of NIC for an Acquisition Cost of not more than $56,000,000.00, provided that upon such acquisition NIC becomes a Borrower hereunder pursuant to Section 5.10 hereof; and

                    (c) So long as no Default or Event of Default has occurred or would exist after giving effect to such Acquisition, any Borrower may make an Acquisition not covered by clauses (a) or (b) of this Section 7.4, provided, however, that (i) the Acquisition Cost of all Acquisitions made pursuant to this paragraph (c) does not exceed $5,000,000.00 in the aggregate during the term of this Agreement, (ii) such Acquisition is of an enterprise in the same line of business as any of the Borrowers are now in, and (iii) the "Acquisition Conditions" set forth on Schedule
               7.4 hereto shall have been satisfied.



               7.5 DISPOSITIONS. No Borrower shall sell, convey, assign, lease as lessor, transfer, abandon or otherwise dispose of (collectively, for purposes of this Section 7.5, "transfer"), voluntarily or involuntarily, any of its assets, except:

                    (a) A Borrower may sell inventory in the ordinary course of business;


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                    (b)  A Borrower may dispose of equipment which is
               obsolete or no longer useful in its business or otherwise replaced with equipment having similar value and use;

                    (c) A Borrower may transfer its properties to J & J so long as no Event of Default or Default shall exist either before or after giving effect to such transfer;

                    (d)  Anticipated transfers identified on Schedule 7.5;
               and

                    (e) Borrowers may transfer its property having an aggregate fair market value not to exceed $2,500,000.00 during the term of this Agreement.



               7.6 ISSUANCE OF SUBSIDIARY STOCK OR OTHER OWNERSHIP INTERESTS. The Borrowers shall not create, acquire, dispose of, or change any interest in any Subsidiary except as follows:

                    (a) Subsidiaries of Borrowers (or any interest therein) may be created or acquired in connection with an Acquisition to the extent permitted under Section 7.4 above (Acquisitions, Etc.); and

                    (b) Subsidiaries of Borrowers (or any interest therein) may be created or acquired in connection with an Investment to the extent permitted under Section 7.3 above (Loans, Advances and Investments);

          provided, however, that any such Subsidiaries so created or acquired shall become "Borrowers" hereunder and corresponding parties to the other Loan Documents within thirty (30) days thereafter.
               7.7  LEASES.   The Borrowers shall not at any time, enter
          into or suffer to remain in effect any lease, as lessee, of any property, except:

                    (a)  Leases (including subleases) between Borrowers;

                    (b)  Capitalized Leases to the extent permitted under
               Section 7.1 above;

                    (c)  Leases existing on the date hereof; and

                    (d) Other leases which are not Capitalized Leases or Synthetic Leases, provided that such leases entered into any fiscal year not increase net aggregate rental payable in any lease year, thereafter by more than $1,500,000.00, and provided further that all such leases entered into at any time during the term of this Agreement not increase net aggregate rental payable in any lease year by more than $3,000,000.00.

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               7.8  DIVIDENDS AND RELATED DISTRIBUTIONS.   J & J shall not
          (a) declare or pay any dividends, (b) purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, (c) make any distribution of assets to its stockholders as such whether in cash, assets or obligations of J & J, (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock, or
          (e) make any other distribution by return of capital or otherwise in respect of any shares of its capital stock, unless J & J could have taken such action in the last completed fiscal quarter and still remained in compliance with all of the financial covenants set forth in Article 6 hereof.



               7.9 CONSOLIDATED TAX RETURN. No Borrower shall (a) file or consent to the filing of any consolidated income tax return with any Person other than other Borrowers, or (b) become party to any tax sharing or tax allocation agreement with any other Person.



               7.10 LIMITATIONS ON MODIFICATION OF CERTAIN DOCUMENTS. No Borrower shall amend, modify or supplement its articles or certificate of incorporation, bylaws, or other constituent documents (i) if a Material Adverse Effect could result from such amendment, modification or supplement or (ii) if such amendment, modification or waiver could reasonably be expected to materially adversely affect the rights or interests of the Administrative Agent or the Lenders.



               7.11 LIMITATION ON CERTAIN RESTRICTIVE PROVISIONS. No Borrower shall enter into, or remain a party to, any agreement or instrument which would impose any restriction: (a) on the right of such Person from time to time to declare and pay dividends or take similar actions with respect to capital stock owned by such Person or pay any Indebtedness, obligations or liabilities from time to time owed to another Borrower; or (b) that would prohibit the grant of any Lien upon any of its properties (now owned or hereafter acquired) to secure any Indebtedness; or (c) would prohibit, or require the consent of any Person to, any amendment, modification or supplement to any of the Loan Documents except:
          (i) restrictions set forth in the Loan Documents; and (ii) legal restrictions of general applicability.



               7.12 LIMITATIONS ON MERGERS, ETC. No Borrower shall merge or consolidate with or into any Person, except (a) mergers of any

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          Borrower with J & J where J & J is the survivor, (b) mergers of any other Borrower with any other Borrower; (c) any merger pursuant to an Acquisition permitted under Section 7.4 above (Acquisitions, Etc.); or (d) any merger pursuant to a transfer permitted under Section 7.5 above (Dispositions).



               7.13 AVOIDANCE OF OTHER CONFLICTS. No Borrower shall violate or conflict with, be in default under, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with (a) its articles or certificate of incorporation, bylaws or other constituent documents, or (b) any agreement or instrument to which it is party or by which any of its properties (now owned or hereafter acquired) may be subject or bound, except, with respect to clause (b), for matters that could not, individually or in the aggregate, have a Material Adverse Effect.





































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                                      ARTICLE 8

                                      DEFAULTS

               8.1 "EVENTS OF DEFAULT." An Event of Default means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary and whether it shall be by action or inaction, by operation of law, pursuant to a court order or any rule or regulation of any Governmental Authority or otherwise):

                    (a) Failure to Pay Principal or Reimburse Drawings. The Borrowers shall fail to make any payment of the principal of any Loan on the date when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise.

                    (b) Failure to Pay Interest, Fees and Other Amounts. The Borrowers shall fail to make any payment of interest on any Loan or shall fail to pay any fees or any other amounts owing hereunder or under any other Loan Documents (other than as specified in paragraph (a) above) on the dates when such interest, fees or other amounts shall become due and payable.

                    (c)  Covenant Defaults.    (i)  There shall occur a
          default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Sections 5.7, 5.10, 5.12 or 5.13 or any Section of Article 6 or any Section of Article 7.

                              (ii) There shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement (other than as provided in paragraph (a) or paragraph
          (b) above or subparagraph (i) of this paragraph (c)) and, if capable of being remedied, such default shall continue unremedied for thirty (30) days after any Borrower becomes aware, or should in the exercise of reasonable diligence have become aware, of such default.

                    (d) Misrepresentation. Any representation or warranty made or deemed made by any Borrower in or pursuant to or in connection with any Loan Document shall prove to have been false or misleading in any material respect as of the time when made or deemed made.

                    (e) Cross-Defaults. (i) Any Borrower shall fail to pay, in accordance with its terms and when due and payable, any Indebtedness (other than Indebtedness referred in paragraph (a) above) under, or arising out of any Interest Rate Hedging Agreement or an agreement or instrument (or group or series of related agreements or instruments) which evidences outstanding Indebtedness in excess of $500,000.00; (ii) the maturity of any such Indebtedness shall, in whole or in part, have been

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          accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid or purchased prior to the stated maturity thereof; (iii) any event shall have occurred and be continuing that permits any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to accelerate the maturity thereof or require any prepayment or repurchase thereof; or (iv) a default by any Borrower shall be continuing under any other instrument or agreement (whether or not relating to Indebtedness) binding upon such Person, except a default that, together with all other such defaults under this clause (iv), could not have a Material Adverse Effect.

                    (f) Judgments and Executions. One or more judgments for the payment of money shall have been entered against any Borrower or Borrowers which judgment or judgments, to the extent not paid or fully covered by insurance, exceed $500,000.00 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of 30 consecutive days; or one or more writs or warrants of attachment, garnishment, execution, distraint or similar process or any attachment (prejudgment or otherwise) of assets exceeding in value the aggregate amount of $500,000.00 shall have been issued against any Borrower or Borrowers or any of its or their respective properties.

                    (g) Invalidity or Noncompliance With Loan Documents. Any of the Borrowers shall fail to perform any of its obligations under any of the Loan Documents (after taking into account any applicable cure period set forth in such agreements), or the validity of this Agreement or any of the other Loan Documents, or the subordination provisions of any other instrument or document intended by the parties hereto to benefit the Lender Parties, shall have been challenged or disaffirmed by or on behalf of any of the Borrowers, or any of the Loan Documents shall cease to be in full force and effect (other than pursuant to its terms) or, other than as a direct result of any action or inaction of a Lender Party.

                    (h) Environmental. Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred with respect to any Borrower or any of their Environmental Affiliates, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such event(s) or condition(s), individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person which has not been cured to the satisfaction of the Required Lenders, or (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.



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                    (i)  Subsidiaries as Borrowers.  Any direct or indirect
          Subsidiary of J & J shall fail to be, or shall cease to be, or fail to become, a Borrower hereunder.

                    (j) Insolvency, Bankruptcy, Etc. Any Borrower shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not be paying its debts as they mature, shall admit its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against such Borrower, any such proceeding and the same shall not be dismissed within thirty (30) days or an order, judgment or decree approving the petition in any such proceeding shall be entered against such Borrower; or any Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or any appointment of any receiver, custodian, liquidator or trustee of or for it or for any substantial part of its property or assets, or shall suffer the appointment of any receiver, liquidator or trustee, or shall take any corporate action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding and the same shall not be dismissed within thirty (30) days or a receiver or a trustee or other officer or representative of a court or of creditors, or any court, governmental office or agency, shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of such Borrower and shall not have relinquished possession within thirty (30) days, or such Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or any Borrower shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint.



               8.2  CONSEQUENCES OF AN EVENT OF DEFAULT.

                    (a) Events of Default in General. If an Event of Default (other than one specified in paragraph (j) of Section 8.1 (Insolvency, Bankruptcy, Etc.) hereof) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Administrative Agent or any other Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans and the Administrative Agent may, (and upon the written request of the Required Lenders,

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          shall), by notice to J & J (on behalf of the Borrowers), from time to time do any or all of the following:

                         (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                         (ii) Declare the unpaid principal amount of the
                    Loans, interest accrued thereon and all other Loan Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                         (iii) Exercise such other remedies as may be
                    available to the Lender Parties under applicable Law.

                    (b) Automatic Acceleration; Certain Bankruptcy-Related Events. If an Event of Default specified in paragraph (j) of
          Section 8.1 (Insolvency, Bankruptcy, Etc.) hereof shall occur or exist, then, in addition to all other rights and remedies which any Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Administrative Agent may, and upon the written request of the Required Lenders, shall exercise such other remedies as may be available to the Lender Parties under applicable Law.

                    (c) Equitable Remedies. It is agreed that, in addition to all other rights hereunder or under Law, the Administrative Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise.



               8.3 APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Loan Obligations shall be applied by the Administrative Agent in the following order:


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                    First, to payment of that portion of the Loan
               Obligations constituting fees, indemnities, expenses and other amounts due to the Administrative Agent in its capacity as such;
                    Second, to payment of that portion of the Loan
               Obligations constituting fees, indemnities (other than those paid pursuant to the preceding clause First) due to the Lender Parties, ratably among them in proportion to the amounts described in this clause Second due to them;
                    Third, to payment of that portion of the Loan
               Obligations constituting accrued and unpaid interest on Loans, ratably among the Lender Parties in proportion to the respective amounts described in this clause Third due to them;
                    Fourth, to payment of that portion of the Loan
               Obligations constituting unpaid principal of the Loans ratably among the Lender Parties in proportion to the respective amounts described in this clause Fourth due to them;
                    Fifth, to payment of all other Loan Obligations,
               ratably among the Lender Parties in proportion to the respective amounts described in this clause Fifth due to them; and
                    Finally, the balance, if any, after all of the Loan
               Obligations have been indefeasibly paid in full, to J & J (on behalf of the Borrowers) or as otherwise required by Law.




























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                                      ARTICLE 9

                              THE ADMINISTRATIVE AGENT



               9.1 APPOINTMENT. Subject to the provisions of the second sentence of Section 9.9 below, each Lender hereby irrevocably appoints Mellon to act as Administrative Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Administrative Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 9.9 hereof. Each Lender hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Administrative Agent. Each Lender agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent (or a Person designated by the Administrative Agent), and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.



               9.2 GENERAL NATURE OF ADMINISTRATIVE AGENT'S DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

                    (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

                    (b)  The duties and responsibilities of the
               Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with respect to any Lender.

                    (c) The Administrative Agent's relationship with and to the Lenders is governed exclusively by the terms of this Agreement and the other Loan Documents. The Administrative Agent does not assume, and shall not at any time be deemed

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               to have, any relationship of agency or trust with or for,
               any Lender or any other Person or (except only as expressly provided in this Agreement and the other Loan Documents) any other duty or responsibility to such Lender or other Person.

                    (d) The Administrative Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                    (e) The authority of the Administrative Agent to request information from the Borrowers or take any other voluntary action hereunder shall impose no duty of any kind on the Administrative Agent to make such request or take any such action.

                    (f) The Administrative Agent shall have no duty to inquire whether any Interest Rate Hedging Agreement conforms to the terms and limitations of this Agreement and shall have no duty to inquire as to whether the Borrowers maintain any Interest Rate Hedging Agreements.



               9.3 EXERCISE OF POWERS. The Administrative Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Administrative Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or as otherwise provided in the Loan Documents). In the absence of such direction, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent that this Agreement or such other Loan Document expressly requires the direction or consent of the Required Lenders (or all of the Lenders, or some other Person or group of Persons), in which case the Administrative Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on each Lender (whether or not it so consented). The Administrative Agent shall not have any liability to any Person as a result of any action or inaction in conformity with this Section 9.3.



               9.4 GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:



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                    (a)  The Administrative Agent shall not be liable for
          any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except only for direct (as opposed to consequential or other) damages suffered by a Person and only to the extent that such Person proves that such damages were caused by the Administrative Agent's own gross negligence or willful misconduct.

                    (b) The Administrative Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of any Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, any Loan Document, or (iii) any failure of any Borrower or, any Lender to perform any of their respective obligations under any Loan Document.

                    (c) The Administrative Agent shall not be under any obligation to ascertain, inquire or give any notice relating to
          (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person (even if the Administrative Agent knows or should know that some event or condition exists or fails to exist), or
          (iii) except to the extent set forth in Section 9.5(f) below, the existence of any Event of Default or Default.

                    (d) The Administrative Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender Party with any notices, reports or information of any nature, whether in its possession presently or hereafter, whether obtained under or in connection with this Agreement or otherwise, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender Party.



               9.5  ADMINISTRATION BY THE ADMINISTRATIVE AGENT.

                    (a) The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                    (b) The Administrative Agent may consult with legal counsel (including in-house counsel for the Administrative Agent or in-house or other counsel for any Borrower), independent

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          public accountants and any other experts selected by it from time to time, and the Administrative Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                    (c) The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or Lender Party, such matter may be established by a certificate of such Borrower or Lender Party, as the case may be, and the Administrative Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                    (d) The Administrative Agent may fail or refuse to take any action unless it shall be directed by the Required Lenders (or all of the Lenders, or some other Person or group of Persons, if this Agreement or another Loan Document so expressly requires) to take such action and it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action.

                    (e) The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                    (f) The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Default unless the Administrative Agent has received notice from a Lender Party or a Borrower referring to this Agreement, describing such Event of Default or Default, and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each Lender Party.



               9.6 LENDER PARTIES NOT RELYING ON ADMINISTRATIVE AGENT OR OTHER LENDERS. Each Lender Party acknowledges as follows: (a) neither the Administrative Agent nor any other Lender Party has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender Party

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          shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender Party to it; (b) it has, independently and without reliance upon the Administrative Agent or any other Lender Party, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) it will, independently and without reliance upon the Administrative Agent or any other Lender Party, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.



               9.7 INDEMNIFICATION. Each Lender agrees to reimburse and indemnify the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Borrower and without limitation of the obligations of the Borrowers to do
          so), in proportion to the Lenders' respective pro rata share of (without duplication) the Commitment and the Loans, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for the Administrative Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any Acquisition or any other transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that such Lender Party proves were the result of the gross negligence or willful misconduct of the Administrative Agent or such other Person. Payments under this Section 9.7 shall be due and payable on demand.



               9.8 REGISTER. The Administrative Agent shall maintain at its address referred to in Section 12.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and stated interest thereon owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the

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          Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by J & J on behalf of the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.



               9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the other Lender Parties and J & J on behalf of the Borrowers. The Administrative Agent may be removed by the Required Lenders at any time for cause by such Required Lenders giving 30 days' prior written notice thereof to the Administrative Agent, the other Lender Parties and J & J on behalf of the Borrowers. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Default or Event of Default shall have occurred and then be continuing) the consent of J & J on behalf of the Borrowers whose consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then CoreStates shall have the right to become the successor Administrative Agent by giving written notice thereof to J & J and the Lenders and if CoreStates declines to become successor Administrative Agent or fails to give such notice within thirty five (35) days after the retiring Administrative Agent's notice of resignation or removal, then the retiring Administrative Agent may (but shall not be required to) appoint a successor Administrative Agent. Each successor Administrative Agent shall be a Lender if any Lender shall at the time be willing to become the successor Administrative Agent, and if no Lender shall then be so willing, then such successor Administrative Agent shall be an Eligible Institution. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If and so long as no successor Administrative Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Administrative Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Lender, and all payments to be made to the Administrative

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          Agent shall be made directly to the Borrowers or Lender Party for whose account such payment is made.



               9.10 ADDITIONAL ADMINISTRATIVE AGENTS. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lender Parties, the Administrative Agent and the Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute one or more other Persons designated by the Administrative Agent, to act as co-Administrative Agent, with such powers of the Administrative Agent as may be provided in such supplemental agreement, and to vest in such other Person as such co-agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Loan Document.



               9.11 CALCULATIONS. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith and without gross negligence or willful misconduct. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender Party to whom payment was due but not made shall be to recover from the other Lender Parties any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Borrower, to recover such amount from the appropriate Borrower.



               9.12 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment hereunder and the Loan Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Holder of Notes" and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, enter into Interest Rate Hedging Agreements with, serve as "Administrative Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, (a) any Borrower or any stockholder, Subsidiary or Affiliate of any Borrower, or (b) any other Person, whether such other Person may be engaged in any conflict or dispute with any Borrower or any Lender Party or

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          otherwise, as though the Administrative Agent were not the
          Administrative Agent hereunder.





















































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                                     ARTICLE 10

                          SPECIAL INTER-BORROWER PROVISIONS

               10.1 CERTAIN BORROWER ACKNOWLEDGEMENTS.

                    (a) Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the credit facilities on favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure credit facilities which each Borrower may utilize directly and which receive the credit support of the other Borrowers as contemplated by this Agreement and the other Loan Documents.

                    (b) The Lenders have advised the Borrowers that they are unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the obligations of each other Borrower under this Agreement and other Loan Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith
          (i) because of the desirability to each Borrower of the credit facilities, the interest rates and the modes of borrowing available hereunder, (ii) because each Borrower may engage in transactions jointly with other Borrowers and (iii) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth.

                    (c) Each Borrower has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the inter-Borrower arrangement set forth in this
          Article 10 will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its property at a fair valuation, that such Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this Agreement (including, without limitation, the inter-Borrower arrangement set forth in this Article 10) is reasonably equivalent to the obligations undertaken pursuant hereto.


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               10.2 CERTAIN INTER-BORROWER AGREEMENTS.

                    (a) Subject to paragraph (b) below, each Borrower as indemnitor shall indemnify the other Borrowers as indemnitees for all Loan Obligations incurred by the indemnitee Borrowers for Loans advanced to the indemnitor Borrower.

                    (b) The rights and obligations of the Borrowers pursuant to paragraph (a) above shall be subordinated in all respects to the rights of the Administrative Agent and the other Lender Parties with respect to the Loan Obligations and, accordingly, each Borrower agrees that it shall not make any payment or receive any payment pursuant to the preceding paragraph (a) at any time a Default has occurred and is continuing or would be caused thereby. Each Borrower agrees that in the event it receives any payment described by or in violation of this paragraph (b), it shall accept such payment as agent of the Administrative Agent, for the benefit of the Lender Parties, and hold the same in trust on behalf of and for the benefit of the Administrative Agent, for the benefit of the Lender Parties.



               10.3 RECORDS. J & J (on behalf of each Borrower) shall maintain records specifying (a) all Loan Obligations incurred by each Borrower, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Loan Obligations and (d) all inter-Borrower obligations pursuant to paragraph 10.2 above. J & J shall make copies of such records available to the Administrative Agent, upon request.























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                                     ARTICLE 11

                              DEFINITIONS; CONSTRUCTION

               11.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings, (terms defined in the singular to have a correlative meaning when used in the plural) unless the context hereof otherwise clearly requires:

                    "Accumulated Funding Deficiency" has the meaning given to such term in S4001(a)(18) of ERISA.
                    "Acquisition" means any acquisition by one or more of the Borrowers, directly or indirectly, whether in one transaction or in a series of related transactions (and whether by merger, consolidation, acquisition of assets or otherwise) of all or any substantial portion of the ownership interests in or assets of any separate business enterprise.
                    "Acquisition Cost" means, with respect to any Acquisition, the value in Dollars of the total consideration paid or payable (whether immediate or deferred and whether in cash, equity or other assets) by any of the Borrowers for or in respect of the ownership interests or assets being acquired in such Acquisition.
                    "Administrative Agent" has the meaning ascribed to such term in the preamble of this Agreement.
                    "Affiliate" of a Person means (a) any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of such Person or of a Person who is an Affiliate of such Person, and (c) any individual related to such Person or Affiliate by consanguinity or adoption within the third degree. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).
                    "Agreement" means this Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.
                    "Agreement Date" means the date first-above written. "Amount of Unfunded Benefit Liabilities" has the meaning given to such term in S4001(a)(18) of ERISA.
                    "Applicable Margin" means a marginal rate of interest which is added to the LIBO Rate to determine the effective rate of interest on LIBO Rate Loans. Until the Officer's Compliance Certificate for the fiscal year ended December 31, 1997 is delivered to the Administrative Agent and Lenders pursuant to
          Section 5.1 above, the Applicable Margin for LIBO Rate Loans

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          shall be 0.50%.  Thereafter, the Applicable Margin shall be determined in the following manner:
                    For any LIBO Rate Loans, the Applicable Margin shall be the percentage amount set forth below under the caption
          "Applicable Margin" opposite the relevant Total Funded
          Indebtedness/EBITDA Ratio:
                    Total Funded                       Applicable Margin
          for
                    Indebtedness/EBITDA Ratio LIBO Rate Loans

                    below 2.50                         0.50%
                    > 2.50 < 2.75                      0.75%
                    > 2.75 < 3.00                      1.00%
                    > 3.00                             1.25%

          The Applicable Margin shall be adjusted five Business Days after receipt of the annual or quarterly Officer's Compliance Certificate, delivered pursuant to Section 5.1. At any time that such annual or quarterly Officer's Compliance Certificate is required to be delivered pursuant to said Section 5.1 and is not so delivered, then the Applicable Margin shall be the highest rate specified above until the Officer's Compliance Certificate is so delivered.
                    "Assignment" has the meaning ascribed to such term in the recitals hereof.
                    "Assignment and Acceptance" shall have the meaning ascribed to such term in Section 12.9.
                    "Assumed Indebtedness" means Indebtedness incurred by a Person which is not a Borrower and which (a) is existing at the time such Person (or assets of such Person) is acquired by a Borrower and (b) is assumed by a Borrower in connection with such Acquisition, other than Indebtedness incurred by the original obligor in connection with, or in contemplation of, such Acquisition.
                    "Available RC Commitment" means, as of any date, the difference obtained by subtracting (a) minus (b) where (a) is the amount of the RC Commitment on such date and (b) is the aggregate outstanding principal amount of all RC Loans on such date.
                    "Bank Tax" means (i) any Tax based on or measured by net income of a Lender Party, any franchise Tax and any doing business Tax imposed upon any Lender Party by any jurisdiction (or any political subdivision thereof) in which such Lender Party or any lending office of a Lender Party is located and (ii) for the purposes of Section 1.13, any other Tax imposed by a jurisdiction other than the United States or a political subdivision thereof that would not have been imposed but for a present or former connection between such Lender Party or lending office (as the case may be) and such jurisdiction.
                    "Borrowers" has the meaning ascribed to such term in the preamble hereto. It is the intent of the parties (and a covenant of the Borrowers herein) that each Person which is now or hereafter becomes a direct or indirect Subsidiary of J & J shall at all times after becoming a Subsidiary of J & J be a "Borrower" pursuant to the terms of this Agreement.

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                    "Business Day" means any day other than a Saturday,
          Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, or other day on which banking institutions are authorized or obligated to close in the city in which the Administrative Agent's Domestic Lending Office is located provided, however, that whether or not expressly stated in this Agreement or other Loan Documents, when "Business Day" is used with respect to any LIBO Rate Loan, such Business Day must also be a Eurodollar Business Day.
                    "Capital Expenditures", with respect to any Person, means, for any period, all expenditures (whether paid in cash or accrued as liabilities) of such Person during such period which are, or should be, classified as capital expenditures in accordance with GAAP.
                    "Capitalized Lease" means at any time any lease which is, or should be, capitalized on the balance sheet of the lessee at such time in accordance with GAAP.
                    "Capitalized Lease Obligation" of any Person at any time means the aggregate amount which is, or should be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease in accordance with GAAP.
                    "Cash Equivalent Investments" means any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $1,000,000,000.00 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. or "A" by Standard & Poor's Ratings Services;
          (iii) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding J & J and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Services; and (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000.00 with a term of not more than seven days for underlying securities of the type referred to in clause
          (i) above.
                    "Cash Flow", with respect to any Person, for any period, means (a) Net Income of such Person plus (b) each of the following to the extent deducted in determining Net Income: (i) depreciation expense, and (ii) amortization expense in each case for such period.
                    "CCFC" has the meaning ascribed to such term in the recitals hereof.

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                    "CERCLA" means the Comprehensive Environmental
          Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.
                    "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.
                    "Closing Date" means the date that the initial Loans are made hereunder.
                    "COBRA Violation" means any violation of the "continuation coverage requirements" of "group health plans" of former S162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of S4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and
          Part 6 of Subtitle B of Title I of ERISA.
                    "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.
                    "Collateral" means (a) the cash collateral account, if any, in respect of Letters of Credit from time to time and (b) the collateral subject to, or purported to be subject to, the Liens of the Pledge Agreement, from time to time.
                    "Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms of this Agreement. "Commitment" means, with respect to all Lender Parties, the sum of each Lender Party's Commitment.
                    "Controlled Group" means a group of employers, of which any Borrower is a member and which group constitutes:
                         (a)  A controlled group of corporations (as
          defined in S414(b) of the Code);

                         (b)  Trades or businesses (whether or not
          incorporated) which are under common control (as defined in S414(c) of the Code);

                         (c)  Trades or businesses (whether or not
          incorporated) which constitute an affiliated service group (as defined in S414(m) of the Code); or

                         (d) Any other entity required to be aggregated with any Borrower pursuant to S414(o) of the Code.

                    "CoreStates" has the meaning ascribed to such term in the preamble hereof.
                    "Default" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.
                    "Default Rate" means, with respect to any amounts payable hereunder or under the other Loan Documents, a rate equal to the sum of (a) two percent (2%) per annum plus (b) the interest rate otherwise in effect with respect to such amounts or, if no such rate is otherwise in effect with respect to such


          PR\79666\1
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          amounts, a rate equal to the sum of (i) the Prime Rate plus (ii)
          two percent (2%).
                    "Defined Benefit Pension Plan" means a defined benefit plan (other than a Multiemployer Plan) as defined in S3(35) of ERISA which is maintained by any Borrower or any member of its Controlled Group.
                    "Defined Contribution Plan" means an individual account plan (other than a Multiemployer Plan) as defined in S3(34) of ERISA which is maintained by any Borrower or any member of its Controlled Group.
                    "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.
                    "Domestic Lending Office" means, with respect to any Lender (i) the office designated as such on the signature page hereof, or (ii) the branch or office of such Lender designated, from time to time, by such Lender in a notice to the Administrative Agent and J & J.
                    "EBITDA" means Net Income before (a) Interest Expense,
          (b) income taxes, (c) depreciation and (d) amortization. "Eligible Institution" means (i) a Lender; (ii) an
          Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000.00, so long as such bank is acting through a branch or agency located in the United States; and (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $500,000,000.00 and (vii) with respect to any Lender that is a fund, any other fund with assets in excess of $100,000,000.00 that invests in bank loans and is managed by the same investment advisor as such Lender; provided, however, that neither any Borrower nor any Affiliate of a Borrower shall qualify as an Eligible Institution under this definition.
                    "Environmental Affiliate" means, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).
                    "Environmental Approvals" means any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing,

          PR\79666\1
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          recording or registration with, any Governmental Authority pursuant to or required under any Environmental Law.
                    "Environmental Claim" means, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or
          (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.
                    "Environmental Cleanup Site" means any location which is listed or proposed for listing on the National Priorities List (as established under CERCLA), on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.
                    "Environmental Concern Materials" means (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.
                    "Environmental Law" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.
                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.
                    "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London

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          interbank market and on which commercial banks are open for domestic and international business (include dealings in Dollar deposits) in London, England.
                    "Eurodollar Lending Office" means, with respect to any Lender, the branch or office of such Lender designated by such Person on the signature page hereof or in a notice to the Administrative Agent and J & J.
                    "Event of Default" means any of the Events of Default described in Section 8.1 hereof.
                    "Federal Funds Rate" for any day means the rate per annum determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.
                    "Fixed Charge Coverage Ratio" means, as of any date of determination, the result of:
                         (a) Cash Flow of the Borrowers, on a consolidated basis, for the four fiscal quarters ending on, or most recently prior to, such date of determination divided by
                         (b)  current maturities of long term debt as
                         determined in accordance with GAAP.

                    "GAAP" has the meaning set forth in Section 11.3 hereof.
                    "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
                    "Guaranty" means, with respect to any Person (a "Guarantor"), any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise) provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "Guaranty," when used as a verb has the correlative meaning.
                    "Indebtedness" of any Person means (without duplication):
                         (a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;
                         (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;


          PR\79666\1
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                         (c)  all obligations of such Person for the
          deferred purchase price of property or services;
                         (d) all obligations secured by a Lien on property owned by such Person (whether or not assumed) provided, however, for purposes of determining the amount of such Indebtedness under this clause (d), the amount of any such non-recourse Indebtedness shall be limited to the lesser of (i) the fair market value of the asset subject to such Lien and (ii) the amount of such Indebtedness;
                         (e)  all obligations of such Person under
          Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);
                         (f) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;
                         (g) all obligations of such Person with respect to acceptances or similar obligations issued for the account of such Person;
                         (h)  all obligations of such Person under a
          product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;
                         (i) all obligations of such Person under any Interest Rate Hedging Agreement or any currency protection agreement, currency future, option or swap or other currency hedge agreement;
                         (j)  all Guaranties of such Person; and
                         (k) all obligations of such Person under, or in respect of, any Synthetic Leases.

          Indebtedness shall not include accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (i) such accounts payable are payable on usual and customary trade terms, and (ii) such accounts payable are not overdue by more than 60 days according to the original terms of sale except (if no foreclosure, distraint, levy, sale or similar proceeding shall have been commenced) where such payments are being contested in good faith by appropriate proceedings diligently conducted and subject to such reserves or other appropriate provisions as may be required by GAAP.
                    "Indemnified Parties" means, collectively, the Lender Parties and their respective Affiliates and (without duplication) the directors, trustees, officers, employees, attorneys and agents of each of the foregoing.
                    "Interest Expense" means, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness of such Person during such period whether or not actually paid (excluding any obligations under any Synthetic Leases) plus (b) the net amount accrued under any

          PR\79666\1
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          Interest Rate Hedging Agreements (or less the net amount
          receivable thereunder) during such period.
                    "Interest Period" means with respect to any LIBO Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, and ending one, two, three or six months thereafter as selected by the Borrowers pursuant to
          Section 1.8 above and (b) thereafter, each period commencing on the day after the last day of the preceding Interest Period and ending one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 1.8 above provided, however, if any such Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day and provided, further, if any such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period (as may be the case with an Interest Period commencing at the end of a calendar month) the Interest Period shall end on the last Eurodollar Business Day of the relevant calendar month.
                    "Interest Rate Hedging Agreement" means any rate swap, cap or collar agreement with a term as may be acceptable to the Lenders to which any or all of the Borrowers are party and which is on terms and conditions satisfactory to the Lenders.
                    "Investments" has the meaning set forth in Section 7.3 hereof.
                    "IUC" has the meaning ascribed to it in the recitals hereof.
                    "J & J" has the meaning ascribed to such term in the preamble of this Agreement.
                    "Joinder Effective Date" means the date that any Joining Subsidiary becomes a Borrower hereunder pursuant to
          Section 5.10.
                    "Joinder Supplement" has the meaning set forth in
          Schedule 5.10 hereto.
                    "Joining Subsidiary" has the meaning set forth in
          Section 5.10 hereof.
                    "Law" means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
                    "Lender" has the meaning ascribed to such term in the preamble hereto.
                    "Lender Parties" means, collectively, the Lenders and the Administrative Agent.
                    "Leverage Ratio" means as of any date of determination the ratio of total liabilities (as determined in accordance with GAAP) divided by Tangible Net Worth.
                    "LIBO Rate" means the rate per annum determined by the Administrative Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (a) the rate of interest (which shall be the same for each day in such Interest

          PR\79666\1
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          Period) determined in good faith by the Administrative Agent
          (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the first day of the applicable Interest Period for delivery on the first day of such Interest Period in similar amounts and maturities as the proposed LIBO Rate Loan by (b) a number equal to 1.0 minus the Reserve Percentage. "Reserve Percentage" for any day means the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System representing the maximum reserve requirement (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The LIBO Rate shall be adjusted automatically as of the effective date of each change in the Reserve Percentage.
                    "LIBO Rate Loan" means a Loan bearing interest at the per annum rate of the LIBO Rate plus Applicable Margin.
                    "Licenses" means any and all licenses, permits, franchises, rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority, and/or any other authorizations.
                    "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.
                    "Limitation" means a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, and/or loss of any other rights.
                    "Loans" means, collectively, the Term Loans and the RC Loans. "Loan" means any of the Loans.
                    "Loan Documents" means this Agreement, the Notes, each Joinder Supplement and all other agreements and instruments executed in connection herewith or therewith, in each case as the same may be amended, modified or supplemented from time to time.
                    "Loan Obligations" means all obligations, from time to time, of any Borrower to any Lender Party or other Indemnified Party under, or arising out of, this Agreement or any Loan Document whether such obligations are direct or indirect, absolute or contingent, due or to become due, now or hereafter arising, (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency, or similar proceeding with respect to any Borrower, or which would have accrued but for the commencement of such proceeding even if the claim is not allowed in such proceeding under applicable law).
                    "Material Adverse Effect" means (a) a material adverse effect on the business, operations, condition (financial or

          PR\79666\1
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          otherwise), properties or prospects of J & J or of any other
          Borrowers, or (b) an adverse effect on the legality, validity, binding effect or enforceability of any Loan Document, or the ability of the Administrative Agent or any Lender Party to enforce any rights or remedies under or in connection with any Loan Document.
                    "Maturity Date" means the later of the RC Maturity Date or the Term Loan Maturity Date, or, as the context may require, the applicable maturity date for a specified Loan.
                    "Mellon" has the meaning ascribed to such term in the preamble hereof.
                    "Monthly Payment Date" means the last Business Day of each month.
                    "J & J Group"  has the meaning ascribed to such term in
          Section 6.1 hereof.
                    "Multiemployer Plan" means such term in S4001(a)(3) of ERISA.
                    "Net Income" means, with respect to any Person, for any period the net earnings (or loss) after taxes of such Person for such period less extraordinary gains, plus extraordinary non-cash losses.
                    "NIC" has the meaning ascribed to such term in the recitals hereof.
                    "NIC Note" has the meaning ascribed to such term in the recitals hereof.
                    "Non-U.S. Lender" means any Lender that is not a United States Person.
                    "Notes" means, collectively, the Term Notes and the RC Notes. A "Note" means any of the Notes.
                    "Officer's Compliance Certificate" means a certificate, as of a specified date, of the chief financial officer or controller of J & J in substantially the form of Exhibit E hereto as to each of the following: (a) the absence of any Event of Default or Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date, and (c) with the financial covenants set forth in Article 6 and the financial limitations set forth in Sections 7.1(d) and 7.4(c).
                    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
                    "Pension Plan" means a pension plan (as defined in S3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to S412 of the Code and maintained by any Borrower or any member of its Controlled Group.
                    "Permitted Liens" has the meaning set forth in Section
          7.2 above.
                    "Person" means an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.
                    "Plan" means an employee benefit plan (other than a Multiemployer Plan) as defined in S3(3) of ERISA which is either
          (1) maintained by any Borrower or any member of its Controlled

          PR\79666\1
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          Group, or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any member of its Controlled Group is then making or accruing an obligation to make contributions or has ever been obligated to make contributions.
                    "Premises" has the meaning set forth in Section 12.12 hereof.
                    "Prime Rate" means the greater of (A) the interest rate per annum announced from time to time by the Administrative Agent as its prime rate or (B) the Federal Funds Rate plus .50%. The Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other borrowers.
                    "Prime Rate Loan" means any Loan bearing interest at the Prime Rate.
                    "Prohibited Transaction" has the meaning given to such term in S406 of ERISA or S4975(c) of the Code.
                    "Quarterly Payment Date" means the last Business Day of each December, March, June and September.
                    "RC Commitment" means, with respect to any Lender, (a) the amount set forth opposite such Lender's name under the heading "RC Commitment" on Schedule 1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's RC Commitment assigned to such Lender, in either case as the same may be reduced from time to time pursuant to Section 1.7 above or increased or reduced from time to time pursuant to assignments in accordance with Section 12.9 below, or (b) as the context may require, the obligation of such Lender to make RC Loans in an aggregate unpaid principal amount not exceeding such amount; and "RC Commitment" means with respect to all Lenders, the sum of each Lender's RC Commitment.
                    "RC Loans" has the meaning ascribed to such term in
          Section 1.1 (b) hereof.
                    "RC Maturity Date" means December 31, 2000.
                    "RC Note" means each promissory note of the Borrowers issued to a Lender relating to such Lender's RC Loans and RC Commitments substantially in the form of Exhibit A-1 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.
                    "Register" has the meaning ascribed to such term in
          Section 9.8 hereof.
                    "Registered Lender" has the meaning ascribed to such term in Section 1.14 hereof.
                    "Registered Note" has the meaning ascribed to such term in Section 1.14 hereof.

                    "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or

          PR\79666\1
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          is implemented or first required or expected to be complied with after the Agreement Date (including any applicable law that shall have become such as the result of any act or omission of the Borrowers or any of their Affiliates, without regard to when such applicable law shall have been enacted or implemented), whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority or otherwise or (b) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.
                    "Rental Expense" means, with respect to any Person for any period, the aggregate rental obligations of such Person, payable in respect of any leases (including Synthetic Leases but excluding Capitalized Leases) during such period, but in any case including obligations for taxes, insurance, maintenance and similar costs which the lessee is obligated to pay under the terms of such leases and which are attributable to the leases for such period (whether such amounts are accrued or paid during such period).
                    "Reorganization" has the meaning ascribed to such term in ERISA.
                    "Reportable Event" has the meaning ascribed to such term in S4043(b) of ERISA.
                    "Required Lenders" means, as of any date, Lenders otherwise eligible to vote pursuant to the terms of this Agreement holding, in the aggregate, at least 51% of the aggregate outstanding Loans and available Commitments so eligible to vote; provided that "Required Lenders" must include Mellon and/or CoreStates as long as either remains a Lender.
                    "Responsible Officer" of a Person means the President, the Secretary, the Chief Executive Officer, any Vice President, the Controller, the Treasurer or the Chief Financial Officer of such Person.
                    "Subsidiary" of a Person at any time means:
                         (a)  any corporation of which a majority (by
                    number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;
                         (b)  any trust of which a majority of the
                    beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;
                         (c) any partnership, limited liability company, joint venture or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons

          PR\79666\1
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                    performing similar functions are at such time owned
                    directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person; or
                         (d) any entity which is consolidated with such Person for financial reporting purposes.

                    "Synthetic Lease" means any lease (other than a Capitalized Lease) wherein the lessee is treated (or purported to be treated) as the owner of the leased property for income tax purposes.
                    "Tangible Net Worth" of a Person as of a certain date means the value of such Person's tangible assets less liabilities all as of such date, as determined in accordance with GAAP.
                    "Tax" means any federal, state, local or foreign tax assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.
                    "Term Loan Commitment" means, (a) with respect to any Lender, (i) at any time prior to the Closing Date, (A) the amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on Schedule 1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Term Loan Commitment assigned to such Lender, in either case as the same may be increased or reduced from time to time pursuant to assignments in accordance with
          Section 12.9 or (B) as the context may require, the obligation of such Lender to make Term Loans in an aggregate unpaid principal amount not exceeding such amount, and (ii) thereafter, zero; and
          (b) with respect to all Lenders, the sum of each Lender's Term Loan Commitment.
                    "Term Loan Maturity Date" means December 31, 2002, provided that (a) if J & J, IUC or any of their Affiliates fail to purchase all of the capital stock of NIC by December 31, 1997, then "Term Loan Maturity Date" shall mean such date, or (b) if the Assignment is terminated prior to the date referred to in clause (a) without J & J, IUC or any of their Affiliates having acquired all of the capital stock of NIC, then "Term Loan Maturity Date" shall mean the date on which the Assignment is terminated.
                    "Term Loans" has the meaning ascribed to such term in
          Section 1.1(a) hereof.
                    "Term Note" means each promissory note of the Borrowers issued to a Lender relating to such Lender's Term Loans and Term Loan Commitment substantially in the form of Exhibit A-2 hereto, together with any allonges thereto from time to time and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.
                    "Third Party Claims" has the meaning set forth in
          Section 12.12 hereof.

          PR\79666\1
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                    "Total Funded Indebtedness" means the aggregate amount
          of consolidated Indebtedness (including the current portion thereof) of J & J and its Subsidiaries (including all Indebtedness consisting of Capitalized Lease Obligations, Synthetic Leases, Guaranties and letter of credit reimbursement obligations).
                    "Total Funded Indebtedness/EBITDA Ratio" means, as of any date of determination, the ratio of (a) Total Funded Indebtedness as of such date of determination, divided by (b) EBITDA for the four fiscal quarters ended on, or most recently prior to, such date of determination.
                    "Transaction Documents " means each of the material documents as may exist from time to time with such changes thereto as are permitted by the terms of this Agreement respecting (i) the purchase of the NIC Note, (ii) the consummation of the transactions contemplated in the Assignment,
          (iii) the acquisition by J & J, IUC or their Affiliates of the capital stock of NIC, and (iv) related matters.
                    "Type" means with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Prime Rate Loans, LIBO Rate Loans having a one-month Interest Period commencing on a specified date, LIBO Rate Loans having a two-month Interest Period commencing on a specified date, LIBO Rate Loans having a three-month Interest Period commencing on a specified date, and LIBO Rate Loans having a six-month Interest Period commencing on a specified date.
                    "United States Person" has the meaning ascribed to such term in Section 1.13 hereof.
                    "Withdrawal Liability" has the meaning given to such term in S4201 of ERISA.

               11.2 CONSTRUCTION. In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

                    (a) references to the plural include the singular, the singular the plural and the part the whole;

                    (b) "or" has the inclusive meaning represented by the phrase "and/or;"

                    (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

                    (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

                    (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean


          PR\79666\1
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          "includes, without limitation" and "including, without
          limitation," respectively whether or not stated; and

                    (f) references to "determination" (and similar terms) by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations) and good faith beliefs by such Lender Party (in the case of qualitative determinations).

          No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Whenever this Agreement requires the delivery of financial projections, it is understood that the projections shall be made in good faith, consistent with the Loan Documents and based on J & J's reasonable judgment as to the anticipated financial performance and results of operations. However, any such financial projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

               11.3 ACCOUNTING PRINCIPLES.

                    (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth herein as to consolidation) in the United States, applied on a basis consistent with the principles used in preparing the financial statements of J & J and its consolidated Subsidiaries as of December 31, 1996 and for the fiscal year then ended. When the word "consolidated" is used in this Agreement, it shall be used in a manner consistent with generally accepted accounting principles in the United States except that such principles relating to what entities shall be consolidated shall be superseded by any terms of this Agreement which designate what entities shall be consolidated for purposes relating hereto.

                    (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.








          PR\79666\1
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                                     ARTICLE 12

                                    MISCELLANEOUS


               12.1 NOTICES. Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be by telephone (immediately confirmed in writing) or in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective unless otherwise expressly provided, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by U.S. mail, the day after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, further, that notices to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrowers shall simultaneously send a copy of such notice to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Except as otherwise provided in this Agreement, in the event of a discrepancy between any telephonic or written notice, the written notice shall control.



               12.2 PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise (e.g., certain fee agreements and fee arrangements with the Administrative Agent). This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents.




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               12.3 SEVERABILITY.  Every provision of this Agreement and
          each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.



               12.4 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.



               12.5 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the State of New Jersey.



               12.6 NON-MERGER OF REMEDIES. The covenants and obligations of the Borrowers and the rights and remedies of the Administrative Agent and other Lender Parties hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Loan Obligations and termination of the Commitment. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing,

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          post-judgment interest rate shall be the interest rate provided in paragraph (d) of Section 1.8 (Default Rate) above.



               12.7 NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Administrative Agent or any other Lender Party in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the other Lender Parties under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Lender Party would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 12.8 below shall be effective only as to such specific default and shall not apply to any subsequent default.



               12.8 AMENDMENTS; WAIVERS. Any term, covenant, agreement or condition of any Loan Document to which the Lenders (or the Administrative Agent) are party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Lenders (or by the Administrative Agent at the direction of the Required Lenders); provided, however, if the rights and duties of the Administrative Agent are affected thereby, such amendment or waiver must be executed by the Administrative Agent; and provided, further, that no such amendment or waiver shall be effective unless in writing and signed by each Lender referred to below, if it would

                         (a) increase such Lender's Commitment or the outstanding amount of such Lender's Loans, or

                         (b) extend the maturity of any Loan held by such Lender, or the time of any scheduled principal payment of any Loan of such Lender;

                         (c) decrease the rate of interest or amount of fees due to such Lender or decrease the principal amount in respect of any Loan of such Lender or extend the time of payment of interest or fees due to such Lender, provided that the written consent of the Required Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate,


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                         (d)  change the number of Lenders which are
               required to consent to any proposed action under this Agreement before such action may be taken under this Agreement if such change could cause such Lender to lose its right to participate in such consent;

          and provided, further, that no such amendment or waiver shall be effective unless in writing and signed by all the Lenders if it would
                              (i)  amend the definition of "Required
          Lenders" or

                              (ii) release any Borrower of its Loan
          Obligations;

          provided, however, the Administrative Agent may, without the consent of any Person, release any Borrower as a court of competent jurisdiction may direct, and provided further that for purposes of determining whether" all Lenders", "the Required Lenders" or "any Lender" has consented to any amendment or waiver, no effect shall be given to the determination of any Lender who has lost its right to vote pursuant to Sections 1.3(c), 1.3(e)(ii), or 1.6(e).
          Further, the Administrative Agent and the Lenders may amend or modify the provisions of Article 9 hereof (except for Section 9.9 (Successor Administrative Agent) and Article 10 hereof) without the need for any consent or approval from the Borrowers, it being acknowledged that the Borrowers are not third party beneficiaries of the provisions of said Article 9 (except for Section 9.9 (Successor Administrative Agent) and (y) without the consent of any Lenders, the Administrative Agent may enter into amendments and modifications to this Agreement and the other Loan Documents as necessary or desirable to cure any ambiguities herein or therein or to add additional Borrowers or add collateral.

               12.9 SUCCESSORS AND ASSIGNS

                    (a) Assignments by the Borrowers. Without the prior written consent of all of the Lenders, no Borrower may assign any of its rights or delegate any of its duties or obligations under this Agreement or any other Loan Document.

                    (b)  Participations.  Any Lender may sell
          participations to one or more Eligible Institutions of all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment); provided, however, that, with respect to any Lender,
          (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) all amounts payable by the Borrowers under this Agreement shall be determined as if such transferor Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement

          PR\79666\1
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          than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred, (iv) such participant shall agree to be bound by the provisions of this Agreement and the other Loan Documents, and
          (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such transferor Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole rights and responsibility vis-a-vis the Borrowers to enforce the obligations of the Borrowers relating to the Loans including the right to approve any amendment, modification or waiver of any provision of this Agreement (except that such Lender may give its participants the right to direct such Lender to approve or disapprove any amendment, modification or waiver which would require such Lender's consent under clause (a) (b), (c), of the preceding Section 12.8).

                    (c) Assignments by Lenders. Each Lender may assign to one or more Eligible Institutions all or a portion of its interest, rights and obligations under this Agreement (including all or a portion of its Commitment) and the other Loan Documents; provided, however, that with respect to any assignment, (i) unless the assignee is (prior to the effective time of the assignment) an existing Lender or an Affiliate of an existing Lender, the Administrative Agent and, if no Event of Default has occurred and is continuing, J & J (on behalf of the Borrowers) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent and, unless an Event of Default has occurred and is continuing, J & J (on behalf of the Borrowers), for their acceptance, an Assignment and Acceptance Agreement in substantially the form attached hereto as Exhibit F (an "Assignment and Acceptance"), together with (A) any Note subject to such assignment, and (B) a processing and recordation fee of $3,500.00. The parties hereto agree that to the extent that the consent of Borrowers is required by the preceding sentence, Borrowers shall be deemed to have acted reasonably if Borrowers withhold consent to a proposed assignment to an assignee who would be a non-U.S. Lender.

                    "Partial assignment" as used in clauses (iii) and (iv) above means any assignment of a Lender's rights and obligations hereunder except an assignment of all of such Lender's rights and obligations such that after the assignment such Lender shall have no Commitment and no interest in any Loans hereunder. Upon compliance with clauses (i) through (iv) above, from and after the effective date specified in the relevant Assignment and Acceptance, (1) the assignee shall be a party to this Agreement and the other Loan Documents and to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and under the other Loan Documents and (2) the assigning Lender shall, to the extent provided in

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          such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents.
                    (d) Procedures Respecting Assignment. Upon their receipt of an Assignment and Acceptance executed by the assignor and the assignee, subject to the conditions set forth in the preceding paragraph (c), the Administrative Agent and (unless an Event of Default shall have occurred and be continuing) J & J (on behalf of the Borrowers) shall accept such Assignment and Acceptance. Within thirty (30) days after such Assignment and Acceptance is signed and accepted by all parties and made effective, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent new Notes in exchange for the surrendered Notes, each to the order of such assignee in an amount equal to its portion of the Commitment and Loans, assigned to it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitment and Loans retained by it. Such Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the date of such surrendered Notes (each assignee shall confirm in the Assignment and Acceptance that, notwithstanding the date of the new Notes made in favor of such assignee, such assignee shall have no right to, or interest in, any fees or interest which shall have accrued on the Loans prior to the effective date of the Assignment and Acceptance). Cancelled or replaced Notes shall be returned to the Borrowers upon the execution of such new Notes.

                    (e)  Assignments to Federal Reserve Bank.
          Notwithstanding any of the terms of this Section 12.9, without the consent of the Administrative Agent and the Borrowers, any Lender may assign all or any portion of its rights to payments in connection with this Agreement to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Such assignment shall not affect any other rights or any obligations of the assigning Lender



               12.10 COUNTERPARTS; PHOTOCOPIED OR TELECOPIED SIGNATURE PAGES. Any Loan Document may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be as effective as delivery of a manually executed counterpart of such Loan Document.



               12.11 MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained in this Agreement or the Notes or any other Loan Document, the total liability of the Borrowers for payment of interest pursuant to this Agreement and the Notes shall not

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          exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrowers, and if any payment by the Borrowers includes interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, to the other Loan Obligations, if any, and then such excess shall be refunded to J
          & J (on behalf of the Borrowers).



               12.12INDEMNIFICATION.

                    (a) Whether or not any fundings are made under this Agreement, the Borrowers jointly and severally shall unconditionally upon demand, pay or reimburse the Administrative Agent and other Lender Parties for, and indemnify and save the Administrative Agent, the other Lender Parties and their respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "Indemnitees") harmless from and against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any Acquisition or transaction from time to time contemplated hereby or by any other Loan Document, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan, any transaction contemplated by the Transaction Documents but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that the Borrower proves were the result solely of the gross negligence or willful misconduct of such Indemnitee, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrowers under this paragraph (a), or any other indemnification obligation of the Borrowers hereunder or under any other Loan Document are unenforceable for any reason, the Borrowers hereby agree, jointly and severally, to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                    (b) Without limiting the generality of the foregoing, the Borrowers jointly and severally hereby indemnify and agree to defend and hold harmless each Indemnitee, from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses

          PR\79666\1
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          (including court costs and attorneys', consultants' and experts'
          fees) arising out of or in any way relating to: (i) the use, handling, management, production, treatment, processing, storage, transfer, transportation, disposal, release or threat of release of any Environmental Concern Material by or on behalf of, any Borrower or any of its Environmental Affiliates; (ii) the presence of Environmental Concern Materials on, about, beneath or arising from any premises owned or occupied by any Borrower or any of its Environmental Affiliates (herein collectively, the "Premises"); (iii) the failure of any Borrower or Environmental Affiliate of a Borrower or any occupant of any Premises to comply with the Environmental Laws; (iv) any Borrower's breach of any of the representations, warranties and covenants contained herein or in any Loan Documents; (v) Regulatory Actions (as hereinafter defined) and Third Party Claims (as hereinafter defined); or (vi) the imposition or recording of a Lien against any Premises in connection with any release at, on or from any Premises or any activities undertaken on or occurring at any Premises, or arising from such Premises or pursuant to any Environmental Law. The Borrowers' indemnity and defense obligations under this section shall include, whether foreseeable or unforeseeable, any and all costs related to any remedial action. "Regulatory Action" means any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority under or in connection with any Environmental Law involving any Borrower or any occupant of any of the Premises or involving any of the Premises or any activities undertaken on or occurring at any Premises. "Third Party Claims" means claims by a party (other than a party to this Agreement and other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to Environmental Concern Materials on, about, beneath or arising from any Premises or in any way related to any alleged violation of any Environmental Laws or any activities undertaken on or occurring at any Premises.

                    (c) The indemnities contained herein shall survive repayment of the Loan Obligations, termination of the Commitment and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loans, foreclosure, deed in lieu of foreclosure or otherwise.

                    (d) The foregoing amounts are in addition to any other amounts which may be due and payable to the Administrative Agent and/or the Lenders under this Agreement. A certification by the Administrative Agent or a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive, absent manifest error.



               12.13                     EXPENSES

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                    Whether or not there shall be any funding hereunder,
          the Borrowers agree, jointly and severally, to pay promptly or cause to be paid promptly and to hold harmless
                              (i)  the Administrative Agent (and after an
                    Event of Default, and for the period in which the same shall continue, each Lender Party) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to (1) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (2) the administration and performance of this Agreement and the other Loan Documents, and (3) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

                              (ii) the Administrative Agent (and, with
                    respect to clause (2) of this paragraph (ii) after an Event of Default, and for the period in which the same shall continue, each Lender Party) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (1) collection or enforcement of an outstanding Loan, Obligation, and (2) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

                              (iii) each Lender Party against liability for
                    all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Lender Party to be payable in connection with this Agreement or any other Loan Documents.



               12.14MAXIMUM AMOUNT OF JOINT AND SEVERAL LIABILITY. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Subsidiary of J & J hereunder and under the other Loan Documents invalid or

          PR\79666\1
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          unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 12.14 were not a part of this Agreement.



               12.15AUTHORIZATION OF J & J BY OTHER BORROWERS.

                    (a) Each of the Borrowers hereby irrevocably authorizes J & J to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Loan Document and each Borrower shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and the Administrative Agent and each Lender Party may rely on any notice, request, information supplied by J & J and every document executed by J & J, agreement made by J & J or other action taken by J & J in respect of the Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing.

                    (b) The Borrowers acknowledge that the credit provided hereunder is on terms more favorable than any Borrower acting alone would receive and that each Borrower benefits indirectly from all Loans and Letters of Credit hereunder. J & J and, subject only to the terms of the preceding paragraph (a), each of the other Borrowers, shall be jointly and severally liable for all Loan Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) a particular Loan.



               12.16 CERTAIN WAIVERS BY BORROWERS. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Loan Obligations and any requirement that any Lender Party exhaust any right or take any action against any other Borrower or any other Person or any collateral or other direct or indirect security for any of the Loan Obligations. Without limiting the generality of the foregoing, each Borrower acknowledges and agrees that the Administrative Agent or other Lender Party may commence an action against such Borrower whether or not any action is brought against any other Borrower or against any collateral and it shall be no defense to any action brought against any Borrower that the

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          Lender Parties have failed to bring an action against any other
          Borrower or any Collateral.



               12.17 SET-OFF. The Borrowers hereby agree that, to the fullest extent permitted by Law, if any Loan Obligation shall be due and payable (by acceleration or otherwise), each Lender Party shall have the right, without notice to any Borrower, to set-off against and to appropriate and apply to such Loan Obligation any indebtedness, liability or obligation of any nature owing to any Borrower by such Lender Party, including but not limited to all deposits now or hereafter maintained by any Borrower with such Lender Party. Such right shall exist whether or not such Lender Party or any other Person shall have given notice or made any
          demand to any Borrower or any other Person.   The Borrowers
          hereby agree that, to the fullest extent permitted by Law, any participant and any Affiliate of any Lender Party or any participant shall have the same rights of set-off as a Lender Party as provided in this Section 12.17. The rights provided by this Section 12.17 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender Party (or any such participant, or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.



               12.18 SHARING OF COLLECTIONS. The Lender Parties hereby agree among themselves that if any Lender Party shall receive (by voluntary payment, realization upon security, charging of accounts, set-off or from any other source) any amount on account of the Loan Obligations in greater proportion than any such amount received by any other Lender Party (based on the relative amount of each such Lender Party's interest in the Loan Obligations), then the Lender Party receiving such proportionately greater payment shall notify each other Lender Party and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section
          12.18 so that, in effect, all such excess amounts will be shared ratably among all of the Lender Parties. The Lender Party receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lender Parties a participation in the applicable Loan Obligations owed to such other Lender Parties in such amount as shall result in a ratable sharing by all Lender Parties of such excess amount (and to such extent the receiving Lender Party shall be a participant). If all or any portion of such excess amount is thereafter recovered from the Lender Party making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender Party making such purchase. The Borrowers hereby consent to and confirm the

          PR\79666\1
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          foregoing arrangements.  Each participant shall be bound by this
          Section 12.18 as fully as if it were a Lender hereunder.

               12.19 OTHER LOAN DOCUMENTS. Each Lender acknowledges that on signing this Agreement it is bound by the terms of the Loan Documents.

               12.20CERTAIN BORROWER ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that neither the Administrative Agent nor any other Lender Party has any fiduciary relationship with, or any fiduciary duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between the Administrative Agent and the other Lender Parties, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

               12.21 CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL.

                    (a) Consent to Jurisdiction. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Notes and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of, the Loan Documents, each of the Borrowers hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waive personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to J & J (on behalf of the applicable Borrowers) at the address provided for in Section 12.1 and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. Each of the Borrowers hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Administrative Agent in any court outside the Commonwealth of Pennsylvania, or
          (b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this Section
          12.21 shall not limit or otherwise affect the right of the Administrative Agent or any other Lender Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                    (b) WAIVER OF JURY TRIAL; DAMAGES. NEITHER ANY LENDER PARTY NOR ANY BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR INVOLVING ANY COLLATERAL OR ANY GUARANTY RELATING TO THE INDEBTEDNESS HEREUNDER OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY

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          OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN
          WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 12.21 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER PARTY NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (b) OF SECTION 12.21. THE PROVISIONS OF THIS SECTION 12.21 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 12.21 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.



































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                    IN WITNESS WHEREOF, the parties hereto, by their
          officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

     J & J SNACK FOODS CORP.               ADDRESS FOR BORROWERS
     J & J SNACK FOODS INVESTMENT CORP.    6000 Central Highway
     J & J SNACK FOODS CORP. OF NEW JERSEY Pennsauken, New Jersey  08109
     J & J SNACK FOODS CORP. OF CALIFORNIA
     J & J SNACK FOODS CORP./MIDWEST       Telephone:  (609)  665-9533
     J & J SNACK FOODS CORP./MIA           Facsimile:  (609)  488-7587
     ICEE-USA CORP.
     J & J SNACK FOODS CORP. OF
        PENNSYLVANIA                       With a copy to:
     MAZZONE ENTERPRISES, INC.             Fred A. Ruttenberg, Esquire
     J & J SNACK FOODS TRANSPORT CORP.     Blank, Rome, Comisky & McCauley
     BAKERS BEST SNACK FOOD CORP.          210 Lake Drive East
     PRETZELS, INC.                        Cherry Hill, New Jersey  08002
     J & J SNACK FOODS SALES CORP.
     SNACK FOODS ACQUISITION CORP.
     J & J RESTAURANT GROUP, INC.
     J & J SNACK FOODS SALES CORP. OF TEXAS
     AMERICAN SNACK FOODS CORP.

     By:
        Name:   Dennis G. Moore
        Title:  Vice President


     MELLON BANK, N.A.                     Street Address:
     as Administrative Agent and Lender    AIM 199-5220
                                           Mellon Independence Center
     By:                                   701 Market Street
        Name:                              Philadelphia, Pennsylvania  19106
        Title:
                                           Mailing Address:
                                           AIM 199-5220
                                           Post Office Box 7899
                                           Philadelphia, Pennsylvania 19101-7899
                                           Attention:  Linda Sigler,
                                           Loan Administration
                                           Telephone:  (215)  553-4583
                                           Facsimile:  (215)  553-4789

                                           With a copy to:
                                           Plymouth Meeting Executive Campus
                                           610 W. Germantown Pike, Suite 200
                                           Plymouth Meeting, Pennsylvania 19462
                                           Attention:  Marita Carb
                                           Telephone:  (610)  941-5328
     Facsimile:  (610)
     CORESTATES BANK, N.A.                 600 Cuthbert Boulevard
     as Administrative Agent and Lender    Haddon Township, New Jersey 08108

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                                      -95-






     By:                                     Attention:  Alan B. Herman
        Name:
        Title:                               Telephone:  (609)  858-7608
                                             Facsimile:  (609)  858-7622


















































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